     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001


                      REGISTRATION NOS. 333-52962, 333-52962-01 AND 333-52962-02

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            J.P. MORGAN CHASE & CO.


              (FORMERLY KNOWN AS THE CHASE MANHATTAN CORPORATION)

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                            13-2624428
   (STATE OR OTHER JURISDICTION OR INCORPORATION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
                     ORGANIZATION)

                              JPM CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                          NOT APPLICABLE
    (STATE OR OTHER JURISDICTION OF INCORPORATION OR           (I.R.S. EMPLOYER IDENTIFICATION NO.)
                     ORGANIZATION)

                              JPM CAPITAL TRUST II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                          NOT APPLICABLE
    (STATE OR OTHER JURISDICTION OF INCORPORATION OR           (I.R.S. EMPLOYER IDENTIFICATION NO.)
                     ORGANIZATION)

                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                            TEL. NO. (212) 270-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                ANTHONY J. HORAN
                                   SECRETARY

                            J.P. MORGAN CHASE & CO.

                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                            TEL. NO.: (212) 270-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                              COPIES OF NOTICE TO:

                               NEILA RADIN, ESQ.

                            J.P. MORGAN CHASE & CO.

                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 270-6000
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED        PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                   AMOUNT TO BE         MAXIMUM        AGGREGATE OFFERING      AMOUNT OF
            SECURITIES TO BE REGISTERED                REGISTERED(1)      OFFERING PRICE      PRICE PER UNIT     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of JPM Capital Trusts I and
  II................................................         $0                                                         $0
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debt Securities of J.P. Morgan
  Chase & Co. ......................................         $0                                                         $0
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the Preferred Securities of JPM
  Capital Trusts I and II by J.P. Morgan Chase &
  Co.(2)............................................
---------------------------------------------------------------------------------------------------------------------------------
Total...............................................         $0                                                         $0
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates only to market-making transactions by and through affiliates of the registrants of (A) the 7.54% Cumulative Capital Securities, previously registered by J.P. Morgan & Co. Incorporated and JPM Capital Trust I pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-15079 and 333-15079-01) and (B) the 7.95% Cumulative Capital Securities previously registered by J.P. Morgan & Co. Incorporated and JPM Capital Trust II pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-20427 and 333-20427-01).

(2) In addition to the Preferred Securities Guarantees and the Junior Subordinated Debt Securities, J.P. Morgan Chase & Co. is also registering under this registration statement certain other back-up obligations of J.P. Morgan Chase & Co. Such back-up obligations include its obligations under the Indenture (as defined) and under the Amended and Restated Declaration of each of JPM Capital Trust I and JPM Capital Trust II (the "Trusts") pursuant to which J.P. Morgan Chase & Co. will agree, among other things, to pay all debts and obligations (other than with respect to the Preferred Securities) of the relevant Trust, and all costs or expenses of the relevant Trust, including all fees, expenses and taxes of such Trust. No separate consideration will be received by J.P. Morgan Chase & Co. for the Preferred Securities Guarantees or such other back-up obligations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
$750,000,000
JPM CAPITAL TRUST I

7.54% Cumulative Capital Securities
(Liquidation Amount $1,000 per Capital Security) fully and unconditionally guaranteed as set forth in this document by

J.P. MORGAN CHASE & CO.

                            ------------------------

This Prospectus covers the remarketing from time to time of the 7.54% Cumulative Capital Securities (the "Preferred Securities" or "Capital Securities") by affiliates of J.P. Morgan Chase & Co. (as successor to J.P. Morgan & Co. Incorporated) and JPM Capital Trust I. The Capital Securities were originally offered pursuant to the Prospectus Supplement and Base Prospectus, dated November 26, 1996, attached to this Prospectus and constituting a part of this Prospectus. References to J.P. Morgan & Co. Incorporated or the Company in the attached Prospectus Supplement and Base Prospectus refer to J.P. Morgan Chase & Co., where applicable.

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE CAPITAL SECURITIES.

THE CAPITAL SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE CAPITAL SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                  The date of this Prospectus is May --, 2001.

                            J.P. MORGAN CHASE & CO.


     J.P. Morgan Chase & Co. Incorporated ("J.P. Morgan Chase") is a financial holding company incorporated under Delaware law in 1968. On December 31, 2000, J.P. Morgan merged with and into The Chase Manhattan Corporation ("Chase"). Upon completion of the merger, Chase changed its name to J.P. Morgan Chase & Co. ("we" or "the Company"). The merger was accounted for as a pooling of interests. As a result, financial information contained in this prospectus or filed with the Securities and Exchange Commission (the "SEC") following completion of the merger and incorporated by reference in this prospectus presents the combined results of Chase and J.P. Morgan as if the merger had been in effect for all periods presented.



     We are a global financial services firm with operations in over 60 countries. Our principal bank subsidiaries are The Chase Manhattan Bank ("Chase Bank") and Morgan Guaranty Trust Company of New York ("Morgan Bank"), each of which is a New York banking corporation headquartered in New York City; and Chase Manhattan Bank USA, National Association, headquartered in Delaware. Our principal non-bank subsidiaries are our investment bank subsidiaries, Chase Securities Inc. and J.P. Morgan Securities Inc. We expect Chase Bank to merge with Morgan Bank and Chase Securities Inc. to merge with J.P. Morgan Securities Inc. in mid-2001. Unless the context otherwise requires, references in this prospectus to Chase Bank, Morgan Bank, Chase Securities Inc. and J.P. Morgan Securities Inc. also refer to the successor corporations in those mergers.



     Our activities are internally organized, for management reporting purposes, into five major businesses: Investment Bank, Investment Management & Private Banking, Treasury & Securities Services, JPMorgan Partners and Retail & Middle Market Financial Services. We have presented a brief description of those businesses below.



INVESTMENT BANK



     The Investment Bank is a leading investment bank that meets the critical financial needs of corporations, financial institutions, governments and institutional investors around the world. The Investment Bank advises on corporate strategy and structure, raises capital, makes markets in financial instruments and offers sophisticated risk management services.



INVESTMENT MANAGEMENT & PRIVATE BANKING



     Our Investment Management & Private Banking businesses are leaders in the industry, with $638 billion in global assets under management and nearly 9,000 professionals worldwide as of December 31, 2000, and a local presence in more than 20 cities in the U.S. and in 36 countries as of that date. Our Investment Management products and services, which we offer to a client base of public and private institutions and retail and high net worth investors, range from traditional cash management and equity and fixed income investments to alternative asset classes such as private equity and real estate. Our Private Banking business was the largest private bank in the U.S. and the second largest worldwide as of December 31, 2000, with more than $320 billion in client assets as of that date.



TREASURY & SECURITIES SERVICES



     Treasury & Securities Services maintains a leadership franchise in providing information and transaction processing services to a global client base of financial institutions, large and middle-market companies, and governments. Treasury & Securities Services includes our custody, cash management, trust and other fiduciary services businesses.



JPMORGAN PARTNERS



     JPMorgan Partners serves as our principal vehicle for private equity investing. It provides equity and mezzanine capital financing to companies throughout the business development life cycle. With more than 150 investment professionals as of December 31, 2000, JPMorgan Partners is a global organization investing directly in companies in over 30 countries through its seven offices and 13 strategic relationships.



RETAIL & MIDDLE MARKET FINANCIAL SERVICES



     Retail & Middle Market Financial Services serves more than 30 million consumers, small businesses and middle-market companies across the United States. Retail & Middle Market Financial Services offers a wide range of financial products and services, including regional banking, credit cards, mortgage and home finance and consumer finance services, through a diverse array of distribution channels, including the Internet and branch and ATM networks.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              2000   1999   1998   1997   1996
                                                              ----   ----   ----   ----   ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits............................  1.52   1.93   1.46   1.53   1.50
  Including Interest on Deposits............................  1.31   1.54   1.29   1.33   1.29
Earnings to Combined Fixed Charges and Preferred Stock
  Dividend Requirements:
  Excluding Interest on Deposits............................  1.51   1.90   1.45   1.51   1.47
  Including Interest on Deposits............................  1.31   1.53   1.28   1.32   1.28


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:



          (a) Our Annual Report on Form 10-K for the year ended December 31,
     2000;



          (b) Our Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001 and January 31, 2001; and



          (c) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.



     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:


     Office of the Secretary


     J.P. Morgan Chase & Co.


     270 Park Avenue


     New York, NY 10017


     212-270-4040



                                    EXPERTS



     The financial statements of J.P. Morgan Chase & Co. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 26, 1996)

$750,000,000
JPM CAPITAL TRUST I

7.54% Cumulative Capital Securities
(Liquidation Amount $1,000 per Capital Security) fully and unconditionally guaranteed as set forth herein by J.P. MORGAN & CO. INCORPORATED

The 7.54% Cumulative Capital Securities (the "Preferred Securities" or the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of JPM Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). J.P. Morgan & Co. Incorporated, a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of 7.54% Junior Subordinated Debentures due 2027 of the Company ("Junior Subordinated Debentures").
                                                        (continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE S-3 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------
                                                                   UNDERWRITING              PROCEEDS TO
                                           PRICE TO                DISCOUNTS AND             JPM CAPITAL TRUST I
                                           PUBLIC(1)               COMMISSIONS(2)            (1)(3)(4)
-------------------------------------------------------------------------------------------------------------------
Per Preferred Security                     $1,000                  (3)                       $1,000
-------------------------------------------------------------------------------------------------------------------
Total                                      $750,000,000            (3)                       $750,000,000
-------------------------------------------------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from December 4, 1996, to date of delivery.
(2) See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds $10 per Preferred Security (or $7,500,000 in the aggregate). See "Underwriting".
(4) Before deducting expenses payable by the Company estimated to be $100,000.

The Preferred Securities are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Preferred Securities will be made in book-entry form through the facilities of The Depository Trust Company, on or about December 4, 1996, against payment therefor in immediately available funds.

J.P. MORGAN & CO.
               CITICORP SECURITIES, INC.
                              CS FIRST BOSTON
                                          MERRILL LYNCH & CO.
                                                    SMITH BARNEY INC.

November 26, 1996.

(Continued from previous page)

     The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees (as defined in the accompanying Prospectus) and to increase or decrease the number of Trustees.

     Holders of the Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of 7.54% of the stated liquidation amount of $1,000 per Preferred Security, accruing from the date of original issuance of the Preferred Securities and payable semi-annually, in arrears, on January 15 and July 15 of each year, commencing on July 15, 1997 ("distributions"). Cash distributions in arrears for more than one semi-annual interest period will bear interest thereon at the annual rate of 7.54% (to the extent permitted by applicable law), compounded semi-annually. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated.

     The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. If principal or interest is not paid on the Junior Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 10 consecutive semi-annual interest periods (each, a "Deferral Period"). No interest shall be due and payable during a Deferral Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Deferral Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the same rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded semi-annually ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. During any such Deferral Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension;" "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     The payment of distributions out of moneys held by the Property Trustee (as defined in the accompanying Prospectus) and payments on liquidation of the Trust and on redemption of Preferred Securities, as set forth below, are guaranteed by the Company on a subordinated basis as and to the extent described herein

(the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor which will not be the case unless the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its obligation to pay all costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including Junior Subordinated Debt Securities (as defined in the accompanying Prospectus) and senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined in the accompanying Prospectus). Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

     The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures may be redeemed by the Company (in whole or in part) from time to time prior to maturity on or after January 15, 2007, or at any time in certain circumstances upon the occurrence of a Tax Event or Capital Treatment Event (each as defined herein). If the Company redeems Junior Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at the Redemption Price (as defined herein). See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior Subordinated Debentures mature on January 15, 2027. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to the Company having received prior approval from the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve, the Trust shall be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event, the Company will have the right in certain circumstances, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem the Junior Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis.

     In the event of the voluntary or involuntary dissolution of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trust or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Selected Consolidated Financial Data of J.P. Morgan & Co.
  Incorporated..............................................   S-9
Capitalization of J.P. Morgan & Co. Incorporated............  S-11
JPM Capital Trust I.........................................  S-13
Accounting Treatment........................................  S-13
Use of Proceeds.............................................  S-14
Description of the Preferred Securities.....................  S-14
Description of the Preferred Securities Guarantee...........  S-27
Description of the Junior Subordinated Debentures...........  S-30
Relationship Between the Preferred Securities, the Junior
  Subordinated Debentures and the Preferred Securities
  Guarantee.................................................  S-35
Taxation....................................................  S-36
ERISA Matters...............................................  S-39
Underwriting................................................  S-40
                            PROSPECTUS
Available Information.......................................     2
Incorporation of Certain Documents by Reference.............     2
J.P. Morgan & Co. Incorporated..............................     3
J.P. Morgan Consolidated Ratio of Earnings to Fixed
  Charges...................................................     6
J.P. Morgan Consolidated Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends.....................     6
Use of Proceeds.............................................     6
The JPM Trusts..............................................     7
Description of the Preferred Securities.....................    11
Description of the Preferred Securities Guarantees..........    12
Description of the Junior Subordinated Debt Securities......    15
ERISA Matters...............................................    22
Plan of Distribution........................................    22
Legal Opinions..............................................    24
Experts.....................................................    24

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON THE COMPANY

     The obligations of the Company under the Junior Subordinated Debentures are unsecured obligations of the Company and will be subordinate and junior in right of payment to Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined herein) but senior to its capital stock. The Company's obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debentures and any other series of Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness or other obligations, including indebtedness or obligations that rank senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities
Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities -- Subordination" in the accompanying Prospectus.

     The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to the Preferred Securities Guarantee only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Company pursuant to the terms of the Indenture or (ii) by such holder of Preferred Securities of its right against the Company to directly enforce payments of principal and interest on the Junior Subordinated Debentures. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, neither the Property Trustee nor any holder of Preferred Securities will have any right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred. The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debentures, and any other series of Junior Subordinated Debt Securities except those made pari passu or subordinate by their terms to the Preferred Securities Guarantee, and senior to its capital stock or to any guarantee of the Company in respect of its capital stock. The Declaration provides that each holder of

Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and of the Indenture.

     The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

     If an Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request, directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an Event of Default occurs and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures without first (i) directing the Property Trustee to enforce the terms of the Junior Subordinated Debentures or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures unless the Property Trustee first fails to do so.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF EXTENSION

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a Deferral Period not exceeding 10 consecutive semi-annual interest periods, during which no interest shall be due and payable. Semi-annual distributions on the Preferred Securities would not be made by the Trust during any such Deferral Period (but would continue to accrue with interest thereon at the rate of 7.54% per annum, compounded semi-annually). If the Company exercises the right to extend an interest payment period, the Company may not during such Deferral Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. See "Description of the Junior Subordinated
Debentures -- Option to Extend Interest Payment Period" for a description of certain terms of the outstanding preferred stock of the Company.

     Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during a Deferral Period. Consequently, there could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     If a Deferral Period occurs, the Junior Subordinated Debentures will be treated as having "original issue discount" for United States Federal income tax purposes at all times after the beginning of the first Deferral Period, including after the termination of the Deferral Period. During such times, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States Federal income tax purposes in advance of the receipt of cash, even though no cash distributions will be made during a Deferral Period. Even before the beginning of the First Deferral Period, while the Company will take the position that original issue discount does not arise, it is possible that all of a holder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as original issue discount and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Original Issue Discount". The Company has no current intention of exercising its option to defer payments of interest.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to the Company having received prior approval of the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve, be dissolved with the result that, in the manner described in "Description of the Preferred Securities-Liquidation Distribution Upon Dissolution", after satisfaction of liabilities to creditors of the Trust, Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on, the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis (as defined under the caption "JPM Trusts" in the accompanying Prospectus) to the holders of the Preferred Securities and the Common Securities in liquidation of the Trust. In the case of a Tax Event or Capital Treatment Event (as defined herein), in certain circumstances, the Company shall have the right, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem the Junior Subordinated Debentures, in whole but not in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. Any such redemption which occurs prior to January 15, 2007 shall be at a price equal to the Make-Whole Amount (as defined herein). There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General."

     Recent Clinton Administration proposals would prevent the Company from deducting interest on the Junior Subordinated Debentures. The proposals would have applied to instruments issued on or after December 7, 1995. However, the Chairmen of the Senate Finance and House Ways and Means Committees have issued a joint statement stating their intention that the proposals, if enacted, would not apply to instruments issued prior to the date of appropriate Congressional action. No such Congressional action has yet occurred. Nevertheless, there can be no assurance that future legislation would not prevent the Company from deducting interest on the Junior Subordinated Debentures. Such legislation would constitute a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Preferred Securities or, in certain circumstances, the redemption of the Junior Subordinated Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States Federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

TRADING PRICES

     The Preferred Securities constitute a new issue of securities with no established trading market. Although the Underwriters have indicated to the Company and the Trust that they intend to make a market in the Preferred Securities as permitted by applicable laws and regulations, the Underwriters are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to a holder's adjusted tax basis in a holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Disposition of the Preferred Securities."

POTENTIAL MARKET VOLATILITY DURING DEFERRAL PERIOD

     As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 10 consecutive semi-annual interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends a Deferral Period or prepays interest accrued during a Deferral Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during a Deferral Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated
Debentures -- Option to Extend Interest Payment Period."

     THE FOLLOWING INFORMATION CONCERNING THE COMPANY, JPM CAPITAL TRUST I, THE PREFERRED SECURITIES, THE PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES IS IN ADDITION TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE SAME MEANINGS AS IN THE ACCOMPANYING PROSPECTUS.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                         J.P. MORGAN & CO. INCORPORATED

     The following tables set forth certain condensed financial data with respect to the Company selected from the unaudited consolidated financial statements appearing in the Report on Form 10-Q for the quarter ended September 30, 1996, and from the audited consolidated financial statements appearing in the Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated herein by reference. This information should be read in conjunction with the other details of financial information concerning the Company appearing in the aforementioned documents.

                         SUMMARY FINANCIAL INFORMATION
                   DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

                                      NINE MONTHS
                                         ENDED
                                     SEPTEMBER 30,                                YEAR ENDED DECEMBER 31,
                                  --------------------    -----------------------------------------------------------------------
                                    1996        1995        1995           1994           1993             1992           1991
                                  --------    --------    ---------      ---------      ---------        ---------      ---------
                                      (UNAUDITED)         (AUDITED)      (AUDITED)      (AUDITED)        (AUDITED)      (AUDITED)
  SELECTED FINANCIAL DATA
  Total interest revenue........  $  7,788    $  7,328    $  9,937       $  8,379       $  7,442         $  7,281       $  7,786
  Total noninterest revenue.....     3,832       2,871       3,901          3,536          4,499            2,950          2,528
  Total revenues................    11,620      10,199      13,838         11,915         11,941           10,231         10,314
  Net interest revenue..........     1,218       1,515       2,003          1,981          1,772            1,708          1,484
  Provision for credit losses...        --          --          --             --             --               55             40
  Total operating expenses......     3,326       3,008       3,998          3,692          3,580            2,854          2,487
  Net income....................     1,155         930       1,296          1,215          1,586(a)         1,582(b)       1,146(c)
  At period-end:
    Total assets................   211,648     178,331     184,879        154,917        133,888          103,197        103,468
    Long-term debt(d)...........    11,916       9,450       9,327          6,802          5,276            5,443          5,395
    Stockholders' equity........    11,078      10,113      10,451          9,568          9,859            7,308          6,068
    Common stockholders'
      equity....................    10,384       9,619       9,957          9,074          9,365            6,814          5,574
  Per common share:
    Net income(e)...............  $   5.60    $   4.62    $   6.42       $   6.02       $   7.80(a)      $   7.95(b)    $   5.80(c)
    Book value..................                             50.71(f)       46.73(g)       47.25(h)         35.56          29.41
    Dividends declared..........      2.43        2.25        3.06           2.79           2.48             2.23 1/2       2.03
  EARNINGS RATIOS
  Net income as % of:
    Average total assets........      0.55%       0.53%       0.73%(f)       0.70%(g)       1.08%(h)(i)      1.32%(j)       1.05%(k)
    Average stockholders'
      equity....................      10.6         9.5        13.2(f)        12.5(g)        19.8(h)(i)       22.5(j)        20.4(k)
    Average common stockholders'
      equity....................      11.3(m)     10.0%(m)     13.6(f)       12.9(g)        20.9(h)(i)       23.9(j)        21.9(k)
  DIVIDEND PAYOUT RATIO
    Dividends declared per
      common share as % of net
      income per common share...      43.4%       48.7%       47.7%          46.3%          31.8%(i)         28.1%(j)       35.0%(k)
  CAPITAL RATIOS
  Average stockholders' equity
    as % of average total
    assets......................       5.2%        5.6%        5.5%(f)        5.7%(g)        5.5%(h)          5.8%           5.2%
  Common stockholders' equity as
    % of:
    Average total assets........       5.0         5.5         5.6(f)         5.3(g)         6.4(h)           5.7            5.1
    Total year-end assets.......       4.9         5.4         5.4(f)         5.9(g)         7.0(h)           6.6            5.4
  Total stockholders' equity as
    % of:
    Average total assets........       5.3         5.8         5.9(f)         5.5(g)         6.7(h)           6.1            5.6
    Total year-end assets.......       5.2         5.7         5.7(f)         6.2(g)         7.4(h)           7.1            5.9
  Tier 1 risk-based capital
    ratio(l)....................       8.1         8.5         8.8            9.6            9.3              8.9            6.9
  Total risk-based capital
    ratio(l)....................      11.7        12.5        13.0           14.2           13.0             13.0           10.7
  Leverage ratio(l).............       6.2         6.3         6.1            6.5            7.3              7.1            5.8
  OTHER SELECTED DATA
  Common shares outstanding at
    period-end (in thousands)...   185,917     187,570     187,116        187,701        193,087          191,610        189,529
    Total employees at
      period-end................    15,188      16,394      15,613         17,055         15,193           14,368         13,323

---------------

(a) Net income in 1993 includes a $137 million ($0.68 per share) charge related to the cumulative effect of a change in accounting for postretirement benefits adopted January 1, 1993.

(b) Net income in 1992 includes $452 million ($2.29 per share) related to the cumulative effect of a change in accounting for income taxes adopted retroactive to January 1, 1992. As a result of applying the new method of accounting for income taxes, income before the cumulative effect of the change for 1992 was reduced by $252 million, or $1.26 per share ($1.27 per share assuming full dilution); net income was increased by $200 million, or $1.03 per share ($1.02 per share assuming full dilution).

(c) Net income in 1991 includes $32 million ($0.17 per share) related to the extraordinary gain on early retirement of debt.

(d) Includes $3,590 million, $3,197 million, $2,459 million, $2,300 million and $2,080 million of long-term debt qualifying as risk-based capital in 1995, 1994, 1993, 1992 and 1991 respectively. Also incudes $3,740 million and $3,422 million for the periods ended September 30, 1996 and 1995 respectively.

(e) Earnings per share amounts for 1994 and 1993 represent both primary and fully diluted earnings per share; earnings per share amounts for 1995, 1992 and 1991 represent primary earnings per share. For the period ended September 30, 1996 fully diluted earnings per share were $5.57. For 1995 fully diluted earnings per share were $6.36. For the period ended September 30, 1995 fully diluted earnings per share were $4.57. For 1992 fully diluted earnings per share before and after the cumulative effect of the change in accounting were $5.63 and $7.92 respectively. For 1991 fully diluted earnings per share before and after the extraordinary gain were $5.58 and $5.75 respectively.

(f) Excluding the effect of SFAS No. 115, the book value per common share would have been $47.83 for the twelve months ended December 31, 1995; net income would have been 0.73% of average total assets, 13.78% of average stockholders' equity, and 14.3% of average common stockholders' equity; average stockholders' equity would have been 5.3% of average total assets; common stockholders' equity would have been 5.29% of average total assets and 5.11% of total year-end assets; and total stockholders' equity would have been 5.57% of average total assets and 5.37% of total year-end assets.

(g) Excluding the effect of SFAS No. 115, the book value per common share would have been $44.39 for the twelve months ended December 31, 1994; net income would have been 0.71% of average total assets, 13.6% of average stockholders' equity, and 14.2% of average common stockholders' equity; average stockholders' equity would have been 5.2% of average total assets; common stockholders' equity would have been 5.0% of average total assets and 5.6% of total year-end assets; total stockholders' equity would have been 5.3% of average total assets and 5.9% of total year-end assets.

(h) Excluding the effect of adopting SFAS No. 115 at December 31, 1993, the book value per common share would have been $41.37; net income would have been 1.09% of average total assets, 19.8% of average stockholders' equity, and 20.9% of average common stockholders' equity; average stockholders' equity would have been 5.5% of average total assets; common stockholders' equity would have been 5.6% of average total assets and 6.2% of total year-end assets; total stockholders' equity would have been 6.0% of average total assets and 6.6% of total year-end assets.

(i) Excluding the cumulative effect of the accounting change for postretirement benefits, 1993 net income would have been 1.18% of average total assets, 21.1% of average stockholders' equity, and 22.3% of average common stockholders' equity; dividends declared per common share would have been 29.3% of income per common share before the accounting change.

(j) Excluding the cumulative effect of the accounting change for income taxes, 1992 net income would have been 0.94% of average total assets, 17.2% of average stockholders' equity, and 18.3% of average common stockholders' equity; dividends declared per common share would have been 39.5% of income per common share before the accounting change.

(k) Excluding the effect of the extraordinary gain on early retirement of debt, 1991 net income would have been 1.03% of average total assets, 19.8% of average stockholders' equity, and 21.3% of average common stockholders' equity; dividends declared per common share would have been 36.1% of income per common share before the extraordinary gain.

(l) In accordance with Federal Reserve Board guidelines, the effect of SFAS No. 115 and the equity, assets, and off-balance-sheet exposures of J.P. Morgan Securities Inc. are excluded.

(m) Excluding the effect of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 15.5% and 13.8% for the nine months ended September 30, 1996 and 1995, respectively.

                CAPITALIZATION OF J.P. MORGAN & CO. INCORPORATED

     The consolidated capitalization of the Company and its consolidated subsidiaries at September 30, 1996, and as adjusted for the issuance of the Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Grantor Trust Holding Solely Junior Subordinated Debentures of the Company, follows:

                                                                  (US$ IN MILLIONS)
                                                                     (UNAUDITED)
                                                              OUTSTANDING    AS ADJUSTED
                                                              -----------    -----------
Long-term debt qualifying as risk-based capital:
  J.P. Morgan (parent)
     Zero-coupon subordinated notes due 1998................    $   352        $   352
     4 3/4% convertible debentures due 1998.................          2              2
     7 5/8% subordinated notes due 1998-2004................        747            747
     Floating-rate subordinated notes due 2000-2005.........        940            940
     5 3/4%-7 1/4% subordinated notes due 2002-2011.........        824            824
     8% subordinated Italian lire notes due 2003(1).........         85             85
     6 1/4%-8 1/2% subordinated notes due 2003-2010.........        749            749
     6 7/8% subordinated Canadian dollar notes due
      2004(1)...............................................        185            185
     4.78% subordinated Japanese yen loan due 2005(1).......         90             90
     7.69% Medium-Term notes due 2011.......................         75             75
     Floating-rate, Medium-Term notes due 2026..............          5              5
  Morgan Guaranty
     7 3/8% subordinated notes due 2002.....................        199            199
                                                                -------        -------
                                                                  4,253          4,253
     Less: amortization for risk-based capital purposes.....        513            513
                                                                -------        -------
     Total long-term debt qualifying as risk-based
      capital...............................................      3,740          3,740
                                                                -------        -------
Long-term debt not qualifying as risk-based capital:
  J.P. Morgan (parent)
     6 1/2%-8% notes due 1997...............................        801            801
     14 1/2% South African rand notes due 1997(1)...........         55             55
     Floating-rate notes due 1997...........................        500            500
     Floating-rate Medium-Term notes due 1997-2006..........        370            370
     4 5/8%-7 1/4% Deutsche mark notes due 1998-2000(1).....        366            366
     4 1/2% Mandatorily Exchangeable notes due 1998.........         13             13
     6%-6.36% Medium-Term notes due 1998-2001...............         81             81
     3 3/4%-5 1/2% Swiss franc notes due 1999-2003(1).......        569            569
     6% Netherlands guilder notes due 2000(1)...............        147            147
     8.95% Italian lire notes due 2001(1)...................        167            167
     6 5/8% French franc notes due 2008(1)..................        185            185
     7.7% notes, Series B-E due 2008-2009...................        425            425
     7 1/2% convertible mortgage loan due 2018..............        406            406

                                                                  (US$ IN MILLIONS)
                                                                     (UNAUDITED)
                                                              OUTSTANDING    AS ADJUSTED
                                                              -----------    -----------
  Morgan Guaranty
     Zero-coupon notes due 1996-1997........................          6              6
     Zero-coupon notes due 1996-1997........................         15             15
     7%-8.11% notes due 1996-1998...........................        422            422
     Floating-rate Deutsche mark notes issued by J.P. Morgan
      Holding Deutschland GmbH due 1996-1997(1)(2)..........          7              7
     11 3/8% Italian lire notes due 1997(1).................        115            115
     Floating-rate Portuguese escudo notes due
      1998-2006(1)..........................................        148            148
     Floating-rate notes due 1998...........................        800            800
     Floating-rate notes due 1998-2011......................        703            703
     5.78%-10% notes due 1999-2004..........................        927            927
     6.06% notes due 2001...................................         40             40
     8.0% Australian dollar notes due 2001(1)...............        106            106
     British pound financing obligation(1)..................        289            289
                                                                -------        -------
                                                                  7,663          7,663
     Add: amortization for risk-based capital purposes......        513            513
                                                                -------        -------
     Total long-term debt not qualifying as risk-based
      capital...............................................      8,176          8,176
                                                                -------        -------
     Total long-term debt(3)................................     11,916         11,916
                                                                -------        -------
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Grantor Trust Holding Solely
  Junior Subordinated Debentures of the Company(4)..........         --            750
                                                                -------        -------
Stockholders' equity:
  Preferred stock (authorized: 10,400,000 shares; issued and outstanding: 2,444,300 shares of adjustable rate
     cumulative preferred stock; 250,000 shares of variable
     cumulative preferred stock; 400,000 shares of fixed
     cumulative preferred stock)............................        694            694
  Common stock, $2.50 par value (authorized: 500,000,000
     shares; issued: 200,684,623 shares)....................        502            502
  Capital surplus...........................................      1,442          1,442
  Retained earnings.........................................      8,392          8,392
  Net unrealized gains on investment securities, net of
     taxes..................................................        317            317
  Other.....................................................        754            754
     Less: Treasury stock (14,767,312 shares) at cost.......     (1,023)        (1,023)
                                                                -------        -------
       Total stockholders' equity...........................     11,078         11,078
                                                                -------        -------
          Total long-term debt, Company-Obligated
            Manditorily Redeemable Preferred Securities of
            Subsidiary Grantor Trust Holding Solely Junior
            Subordinated Debentures of the Company, and
            stockholders' equity............................    $22,994        $23,744
                                                                =======        =======

---------------

NOTES:

(1) The following exchange rates were utilized to convert non-U.S. dollar notes outstanding at September 30, 1996:

British pound.................  0.639        Italian lire..................  1,526.33
Canadian dollar...............  1.362        Japanese yen..................    111.00
Swiss franc...................  1.254        Portuguese escudo.............    155.20
Netherlands guilder...........  1.712        South African rand............     4.535
Deutsche mark.................  1.527        Australian dollar.............     1.280
                                             French Franc..................     5.171

(2) Payment of principal and interest unconditionally guaranteed by J.P. Morgan & Co. Incorporated.

(3) The capitalization table does not include significant amounts of deposit liabilities, including deposit notes, and short-term obligations incurred by J.P. Morgan & Co. Incorporated and its consolidated subsidiaries in the ordinary course of business, including federal funds purchased, securities sold under repurchase agreements and commercial paper.

(4) The assets of the Subsidiary Grantor Trust consist solely of $773.2 million aggregate principal amount of the 7.54% Junior Subordinated Debentures due 2027 of the Company.

Events subsequent to September 30, 1996:

New Issues:

  $2 billion Floating-rate notes due 1997, $90 million Japanese Yen 2.52% notes due 2003, $300 million 6% notes due 1998, $150 million Floating-rate notes due 1998, $197 million Italian lire Floating-rate notes due 1998, $315 million British pound 7.75% notes due 2003, $13.5 million Floating-rate notes due 2006, $5 million Floating-rate Subordinated Medium-Term notes due 2026

Maturities:

  $20 million 7.137% notes due 1998

Except as noted above there has been no material change to the consolidated capitalization of J.P. Morgan and its consolidated subsidiaries, as adjusted, since September 30, 1996

                              JPM CAPITAL TRUST I

     JPM Capital Trust I is a statutory business trust formed on October 29, 1996, under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust among the Trustees and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, as of the date the Preferred Securities are initially issued. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all the issued and outstanding Preferred Securities. The Company will acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the gross proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's financial statements, with the Preferred Securities shown as "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Grantor Trust Holding Solely Junior Subordinated Debentures of the Company". The assets of the Subsidiary Grantor Trust consist solely of $773.2 million aggregate principal amount of the 7.54% Junior Subordinated Debentures due 2027 of the Company.

     The Company has agreed that future financial reports of the Company will:
(i) present the Preferred Securities issued by other JPM Trusts on the Company's balance sheet as a separate line item entitled

"Company -- Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Grantor Trusts Holding Solely Junior Subordinated Debentures of the Company";
(ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of Junior Subordinated Debentures held) and whether Staff Accounting Bulletin 53 treatment is sought; (iii) include, in an audited footnote to the financial statements, disclosure that (a) the JPM Trusts are wholly owned, (b) the sole assets of the JPM Trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount,interest rate and maturity date of the Junior Subordinated Debentures held), and (c) the obligations of the Company under the documents, in the aggregate, constitute a full and unconditional guarantee by the Company of the JPM Trusts' obligations under the Preferred Securities issued by each JPM Trust.

                                USE OF PROCEEDS

     The Trust will use the proceeds from the sale of the Preferred Securities to purchase Junior Subordinated Debentures from the Company. The net proceeds from the sale of the Junior Subordinated Debentures will be used by the Company for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries, the repurchase of issued and outstanding preferred and/or common shares of the Company and other general corporate purposes as may be determined by management.

     The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Preferred Securities could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Company's ability to deduct, for income tax purposes, interest payable on the Junior Subordinated Debentures, will provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to it.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, First Trust of New York, National Association, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the Preferred Securities and is qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the Preferred Securities rank pari passu with each other and will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, and does not permit the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will have legal title to, and will hold, the Junior Subordinated Debentures as trust assets for the benefit of the holders of the Preferred Securities and the Common Securities. The payment of distributions out of moneys held by the Property

Trustee and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Property Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Preferred Securities of amounts due on the Preferred Securities. The Preferred Securities Guarantee itself, however, covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum of 7.54% of the stated liquidation amount of $1,000 per Preferred Security. Distributions in arrears for more than one semi-annual period will bear interest thereon at the rate per annum of 7.54% (to the extent permitted by law), compounded semi-annually. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from the original date of issuance and, except as otherwise described below, will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 1997, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Property Trustee.

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual interest periods and, as a consequence, the Trust would defer semi-annual distributions on the Preferred Securities (though such distributions would continue to accrue with interest thereon at the rate of 7.54% per annum, compounded semi-annually) during any such Deferral Period. If the Company exercises the right to extend an interest payment period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Deferral Period or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to
(i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock , (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods and may not extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during a Deferral Period. Consequently, there could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures.

See "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension;" "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." Subject to prepayments as described above, payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of a Deferral Period.

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Preferred Securities of amounts due on the Preferred Securities. The Preferred Securities Guarantee itself, however covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates. As long as the Preferred Securities remain in book-entry form, the relevant record dates will be one Business Day (as defined herein) prior to the relevant distribution payment date. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within a Deferral Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred Securities and the Common Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are permitted or required by any applicable law to close.

REDEMPTION

     The Company has the right to redeem the Junior Subordinated Debentures on or after January 15, 2007, in whole at any time or in part from time to time. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of Preferred Securities and Common Securities having an aggregate liquidation amount equal to the principal amount of Junior Subordinated Debentures redeemed. The "Redemption Price", in the case of such a redemption shall equal the following prices expressed in percentages of the stated liquidation amount together with accrued distributions to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning January 15;

                                                              REDEMPTION
                          YEAR                                   PRICE
---------------------------------------------------------     ----------
2007.....................................................           103.770%
2008.....................................................           103.393%
2009.....................................................           103.016%
2010.....................................................           102.639%
2011.....................................................           102.262%
2012.....................................................           101.885%
2013.....................................................           101.508%
2014.....................................................           101.131%
2015.....................................................           100.754%
2016.....................................................           100.377%

and at 100% on or after January 15, 2017.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each, along with a Capital Treatment Event, a "Special Event") shall occur and be continuing, the Trust may, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to the Company having received prior approval of the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve, be dissolved with the result that, after satisfaction of liabilities to creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or the Company or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States Federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole but not in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to the Company or the Regular Trustees (as defined in the accompanying Prospectus) the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

     The "Redemption Price," in the case of a redemption following a Tax Event or Capital Treatment Event prior to January 15, 2007, shall equal for each Preferred Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accrued distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal, premium and interest thereon through January 15, 2007 discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) prior to or on January 15, 1998, 0.90%, and (ii) after January 15, 1998, 0.50%.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term through January 15, 2007 of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through January 15, 2007 of the Junior Subordinated Debentures.

     "Quotation Agent" means J.P. Morgan Securities Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) the third Business Day preceding such prepayment date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve and designated "H.15(519)" or (ii) if such release (or any successor release) is not published or does not contain such prices during the week preceding such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Tax Event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Prospectus Supplement as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     "Capital Treatment Event" means that the Company has reasonably determined that, as the result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Company will not be able to treat the minority interest in the Trust as "Tier 1 capital" (or the equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which a holder of Preferred Securities may subsequently receive upon the dissolution of the Trust may trade at a discount to the price of the Preferred Securities exchanged.

MANDATORY REDEMPTION

     Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred Securities registered in the name of and held by DTC or its nominee will be redeemed as described under "Description of Preferred
Securities -- Book-Entry-Only Issuance; The Depository Trust Company" below.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance-The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Junior Subordinated Debentures on maturity or on the date fixed for redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Property Trustee or by the Company pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus, distributions on the Preferred Securities will continue to accrue, from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration, the Trust shall dissolve: (i) on January 15, 2027: (ii) when all the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (iii) when all the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all the Trust Securities in accordance with the terms of the Trust Securities.

     In the event of any voluntary or involuntary dissolution of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities to creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $1,000 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in exchange therefor.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall, subject to the following sentence, be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE TRUST

     The Trust may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any junior subordinated debentures to any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

     An Indenture Event of Default (as defined in the accompanying Prospectus) will constitute an event of default under the Declaration with respect to the Trust Securities (an "Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Voting Rights."

     Upon the occurrence of an Event of Default, the Property Trustee as the holder of all the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of, and interest on, the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. If the Property Trustee fails to enforce its rights under the Indenture, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce the Property Trustee's rights. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute suit against the Company for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder on or after the respective due date specified in the Junior Subordinated Debentures. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the holders of the Junior Subordinated Debentures unless the Property Trustee first fails to do so. See "Description of the Junior Subordinated Debentures."

VOTING RIGHTS

     Except as provided below, under "Modification and Amendment of the Declaration" and "Description of the Preferred Securities
Guarantees -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by the Business Trust Act, the Trust Indenture Act or the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Preferred Securities, to waive any past default that is waivable under the Declaration and
(ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (B) waive any past default that is waivable under Section 6.01(c) of the Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; provided, however, that where a consent under the Indenture would require the consent of (a) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (b) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of Preferred Securities representing such specified percentage of the aggregate liquidation amount of the Preferred Securities or, in the case of clause (b) above, each holder of Preferred Securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Property Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Junior Subordinated Debentures under the Indenture), any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other person.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

     In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent or vote of (1) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (2) each holder of Junior Subordinated Debentures, the Property Trustee may only give such consent or vote, in the case of clause (1), at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities or, in the case of clause (2), as directed by each holder of Trust Securities; and, provided further, however, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by the Company or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning Preferred Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "Description of Preferred Securities -- Book-Entry Only Issuance; The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The Declaration may be modified and amended with the approval of a majority of the Regular Trustees, provided that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, liquidation, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all the holders of the Trust Securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee or the Delaware Trustee shall be made without the consent of the Property Trustee or the Delaware Trustee, as applicable; (iv) Article IV of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "The JPM Trusts" in the accompanying Prospectus may not be amended without the consent of the Company; and (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity; (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) to add to the covenants, restrictions or obligations of the Company; and (iv) to conform to changes in, or a change in interpretation or application of, certain 1940 Act requirements by the Securities and Exchange Commission (the "Commission"), which amendment does not adversely affect the rights, preferences or privileges of the holders.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global Preferred Securities certificates (each a "Preferred Securities Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the

National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Upon issuance of a Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and the Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or the Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all the Preferred Securities are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the Preferred Securities represented by a Preferred Securities Global Certificate will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a Preferred Securities Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust and the Property Trustee. Under such circumstances, if a successor securities depositary is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but the Trust and the Company take no responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     In the event the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the Preferred Securities will be payable, the transfer of the Preferred Securities will be registrable and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate liquidation amount at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Preferred Security will be made only upon surrender of such Preferred Security to the Property Trustee.

     First Trust of New York, National Association or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. First Trust of New York, National Association will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Property Trustee is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

     The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not the Company and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities. The Preferred Securities Guarantee will be qualified under the Trust Indenture Act and will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the Trust. The terms of the Preferred Securities Guarantee will be those set forth in the Preferred Securities Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantee and is qualified in its entirety by reference to the Preferred Securities Guarantee, and the Trust Indenture Act. Section references used herein are references to the provisions of the Preferred Securities Guarantee.

GENERAL

     Pursuant to the Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by the Trust, but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Trust as trust assets, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of the Preferred Securities or the redemption of all the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, or
(b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Company's obligations under the Declaration, the Preferred Securities Guarantee, the Junior Subordinated Debt Securities purchased by the Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities. However, the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of the Trust and the Trust will not have funds available therefor.

CERTAIN COVENANTS OF THE COMPANY

     In the Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default or (iii) in the event that Junior Subordinated Debt Securities are issued to the Trust in connection with the issuance of Trust Securities by the Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchase, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.01)

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. (Section 9.02) All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under the Preferred Securities Guarantee. (Section 9.01)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all Preferred Securities, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities in exchange for all the Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. (Section 7.01)

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     The Company's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under the Preferred Securities Guarantee will rank pari passu with any other Preferred Securities Guarantee. (Section 6.02) Because the Company is a holding company, the Company's obligations under the Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

     The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with First Trust of New York, National Association, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities. First Trust of New York, National Association shall enforce such Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to First Trust of New York, National Association. If First Trust of New York, National Association fails to enforce the Preferred Securities Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity.

MISCELLANEOUS

     The Company will be required to provide annually to First Trust of New York, National Association a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with First Trust of New York, National Association an officer's certificate as to the Company's compliance with all conditions to be complied with by it under the Preferred Securities Guarantee. (Section 2.04)

     First Trust of New York, National Association, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default with respect to the Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, First Trust of New York, National Association is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.02)

GOVERNING LAW

     The Preferred Securities Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities and which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture dated as of November 1, 1996, between the Company and First Trust of New York, National Association, as trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture dated as of December 4, 1996, between the Company and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus Supplement forms a part, and those made part of the Indenture by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debt Securities." The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities upon dissolution of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

GENERAL

     The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the Preferred Securities issued by the Trust and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

     The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, on January 15, 2027 (such date, the "Stated Maturity"). The Junior Subordinated Debentures are not subject to any sinking fund.

     The Junior Subordinated Debentures are subordinate in right of payment to Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations (as such terms are defined in the accompanying Prospectus) of the Company. At September 30, 1996, the amount of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations was approximately $12.4 billion. See "Description of the Junior Subordinated Debt Securities -- Subordination" in the Prospectus.

     If Junior Subordinated Debentures are distributed to holders of Preferred Securities upon dissolution of the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures.

     In the event that Junior Subordinated Debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior

Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

OPTIONAL REDEMPTION

     Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to January 15, 2007. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after January 15, 2007, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the following prices, expressed in percentages of principal amount, plus any accrued and unpaid interest to the redemption date, including interest accrued during a Deferral Period. If redeemed during the 12-month period beginning January 15:

                                                              REDEMPTION
                          YEAR                                   PRICE
---------------------------------------------------------     ----------
2007.....................................................           103.770%
2008.....................................................           103.393%
2009.....................................................           103.016%
2010.....................................................           102.639%
2011.....................................................           102.262%
2012.....................................................           101.885%
2013.....................................................           101.508%
2014.....................................................           101.131%
2015.....................................................           100.754%
2016.....................................................           100.377%

and at 100% on or after January 15, 2017.

     The Company will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Capital Treatment Event or upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution", subject in each case to the Company having received prior approval of the Federal Reserve for such redemption if then required under applicable capital guidelines or policies of the Federal Reserve.

     If the Company gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part. (Section 3.02)

INTEREST

     The Junior Subordinated Debentures will bear interest at the rate of 7.54% per annum from the original date of issuance. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing on July 15, 1997, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event (i) the Preferred Securities shall not continue to remain in book-entry only form or (ii) if, following distribution of the Junior Subordinated Debentures to holders of Trust Securities upon dissolution of the Trust as described under "Description of the Preferred Securities," the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the relevant record date will be the June 30th or the December 31st immediately preceding the relevant Interest Payment Date. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest, shall not be considered payable by the Company on any Interest Payment Date falling within a Deferral Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for a period not exceeding 10 consecutive semi-annual interest periods. The Company has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during a Deferral Period, except at the end thereof. During any Deferral Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

     Prior to the termination of any such Deferral Period, the Company may further extend the interest payment period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods and may not extend beyond the maturity of the Junior Subordinated Debentures. On the first Interest Payment Date occurring on or after the end of each Deferral Period, the Company shall pay to the holders of Junior Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Deferral Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at a rate of 7.54% to the extent permitted by applicable law, compounded semi-annually ("Compounded Interest"). Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during a Deferral Period. Consequently, there could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond maturity of the Junior Subordinated Debentures. The failure by the Company to make interest payments during a Deferral Period would not constitute a Default or an Event of Default under the Indenture or the Company's currently outstanding indebtedness.

     If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee notice of its selection of such Deferral Period one Business Day prior to the earlier of (i) the next succeeding date on which the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to any self-regulatory organization or to holders of the Preferred Securities of the record date or the payment date for such distribution. The Trust shall give notice of the Company's selection of such Deferral Period to the holders of the Preferred Securities.

     If Junior Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Deferral Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to any self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date for such related interest payment.

COMPOUNDED INTEREST

     Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will be available to pay any interest on distributions in arrears in respect of the Preferred Securities pursuant to the terms thereof.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of Preferred Securities -- Declaration Events of Default" and "-- Voting Rights".

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture. If Junior Subordinated Debentures are distributed to holders of Preferred Securities, DTC will act as securities depositary for the Junior Subordinated Debentures.

     For a description of DTC and DTC's book-entry system, see "Description of Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed; (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable; or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES,
                     THE JUNIOR SUBORDINATED DEBENTURES AND
                       THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the Trust exists for the sole purpose of
(a) issuing and selling the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and investing the proceeds from such issuance and sale in the Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

     Payments of distributions and other payments due on the Preferred Securities are guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees", in the accompanying Prospectus. If the Company does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     The Property Trustee will have the Power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce the Company's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute suit against the Company for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder on or after the respective due date specified in the Junior Subordinated Debentures. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the holders of the Junior Subordinated Debentures unless the Property Trustee first fails to do so. If the Property Trustee fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's right to receive payment under the Guarantee. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities.

                                    TAXATION

     In the opinion of Cravath, Swaine & Moore, counsel to the Company and the Trust ("Tax Counsel"), the following are the material United States Federal income tax consequences of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof are of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

     In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust and will be required to include in gross income the pro rata share of income accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In the opinion of Tax Counsel, under current law and assuming full compliance with the Indenture, the Junior Subordinated Notes will be classified for United States Federal income tax purposes as indebtedness of the Company.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     If a Deferral Period occurs, the Junior Subordinated Debentures would be considered to have original issue discount at all times after the beginning of the first Deferral Period, including after the termination of the Deferral Period. In addition, the Company's option to defer the payment of interest on the Junior Subordinated Debentures during a Deferral Period might cause the Junior Subordinated Debentures to be considered initially to be issued with original issue discount. The Company believes, and will take the position, that this latter result will not arise because of an exception in the Treasury Regulations that applies when there is only a "remote" likelihood that a Deferral Period will occur. Assuming that the likelihood of a Deferral Period is in fact remote, Tax Counsel believes that this position is correct although there is no authority directly on point and the Internal Revenue Service could take a contrary position.

     If the original issue discount rules apply to the Junior Subordinated Debentures (either following the occurrence of a Deferral Period or initially), each Securityholder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of original issue discount into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by Securityholders before the receipt of cash attributable to such income, and, in particular, income will be reported during a Deferral Period even though no cash distributions are being made. If the original issue discount rules apply for a period during which cash distributions are currently being made, the sum of the daily accruals of income for a quarterly period for a Securityholder that purchased the Preferred Securities for their liquidation value will equal the cash distribution received by the Securityholder for such quarter, assuming no disposition prior to the record date for such distribution.

     If the original issue discount rules apply, actual distributions of stated interest will not be separately reported as income. A Securityholder's tax basis for the Junior Subordinated Debentures will be increased by original issue discount accrued into income, and decreased by cash distributions of interest. If the original issue discount rules do not apply, stated interest will be includable in a holder's gross income as ordinary interest income in accordance with such holder's regular method of tax accounting.

     Whether or not the original issue discount rules apply, no portion of the amounts received on the Preferred Securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution" will be non-taxable and will result in the Securityholder receiving directly such Securityholder's pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures immediately prior to such distribution. If, however, the special event giving rise to the distribution is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to holders of the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of such Securityholder's pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid stated interest that is not treated as original issue discount) and the Securityholder's adjusted tax basis in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by original issue discount previously includable in such holder's gross income to the date of disposition and decreased by payments (other than payments of stated interest that are not treated as original issue discount) received on the Preferred Securities. Gain or loss will be capital gain or loss (except to the extent of any accrued interest or market discount not previously included in income). See "Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any individual, corporation, partnership, estate or trust that is, as to the United States, a non-resident alien individual or a foreign corporation, partnership, estate or trust.

     Under present United States Federal income tax law:

          (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States Federal income or withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership; and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, generally on IRS Form W-8, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

          (ii) A United States Alien Holder of a Preferred Security will not be subject to United States Federal income or withholding tax on any gain realized upon the sale or other disposition of a Preferred Security unless
     (a) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply or (b) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the interest paid or the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Clinton Administration proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint

Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department (the "Democrat Letters"), which concurred with the view expressed in the Joint Statement. No such Congressional action has yet occurred. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") set forth certain restrictions on (a) employee benefit plans (as defined in section 3(3) of ERISA, (b) plans described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans, (c) any entity whose underlying assets include plan assets by reason of a plans' investment in such entity (each of (a), (b) and (c) hereinafter referred to as a "Plan") and (d) persons who have certain specified relationships to such Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

     ERISA imposes specific requirements on fiduciaries of Plans subject to ERISA, namely, that they make prudent investments, that they diversify investments, and they make investments in accordance with the Plan documents and in the best interests of participants and their beneficiaries. In accordance with these general fiduciary standards, a Plan fiduciary should determine whether an investment in the Preferred Securities is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions involving "plan assets" with "parties in interest" or "disqualified persons". ERISA and the Code do not define "plan assets". However, the U.S. Department of Labor has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes plan assets of a Plan. That regulation generally provides in relevant part that the underlying assets of an entity in which a Plan makes an equity investment will be deemed, for purposes of ERISA, to be assets of the investing Plan, unless (i) equity participation by "benefit plan investors" is not "significant", (ii) the entity qualifies as an "operating company" as defined in the Plan Assets Regulation or (iii) certain other requirements are met.

     The Company and certain affiliates of the Company may each be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA or Section 4975 of the Code (including individual retirement accounts and Keogh plans). The purchase of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)
(1) of the Code) and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Company and the Trust have agreed that the Trust will sell to each of the Underwriters named below, and each of the Underwriters, for whom J.P. Morgan Securities Inc. is acting as representative (the "Representative"), has severally agreed to purchase from the Trust, the number of Preferred Securities set forth opposite its name below.

                                                                   NUMBER OF
                        UNDERWRITER                           PREFERRED SECURITIES
                        -----------                           --------------------
J.P. Morgan Securities Inc..................................        150,000
Citicorp Securities, Inc....................................        150,000
CS First Boston Corporation.................................        150,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................        150,000
Smith Barney Inc............................................        150,000
                                                                    -------
               Total........................................        750,000
                                                                    =======

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any Preferred Securities are purchased by the Underwriters. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representative that the Underwriters propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $6.00 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Preferred Security to certain brokers and dealers. After the initial public offering, the public offering price and such concessions may be changed.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the investment therein of such proceeds $10 per Preferred Security or $7,500,000 in the aggregate.

     The Underwriters have advised the Trust that they intend to make a market in the Preferred Securities. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     The Representative is a wholly-owned subsidiary of the Company. The underwriting of the Preferred Securities offered hereby is being conducted in accordance with Rule 2720 of the NASD Conduct Rules.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the Underwriters may be required to make in respect thereof.

PROSPECTUS

J.P. MORGAN & CO. INCORPORATED
JUNIOR SUBORDINATED DEBT SECURITIES
JPM CAPITAL TRUST I
JPM CAPITAL TRUST II
JPM CAPITAL TRUST III
JPM CAPITAL TRUST IV

Preferred Securities Fully and Unconditionally guaranteed as
Set Forth Herein by J.P. Morgan & Co. Incorporated

J.P. Morgan & Co. Incorporated ("J.P. Morgan" or the "Company") may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined herein) of the Company.

JPM Capital Trust I, JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV (the "JPM Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the respective JPM Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of a JPM Trust out of moneys held by the Property Trustee (as defined herein) and payments on liquidation of such JPM Trust and on redemption of Preferred Securities of such JPM Trust will be guaranteed by the Company on a subordinated basis to the extent described herein (each such guarantee, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees". The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the applicable JPM Trust has funds available therefor which will not be the case unless the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by such JPM Trust as its sole asset. The Preferred Securities Guarantees, when taken together with the Company's obligations under the Junior Subordinated Debt Securities held by a JPM Trust and the Indenture (as defined herein) and its obligations under the Amended and Restated Declaration of such JPM Trust, including its obligation to pay all costs, expenses, debts and other obligations of such JPM Trust (other than with respect to the Trust Securities (as defined herein)), will provide a full and unconditional guarantee of amounts due on the Preferred Securities of such JPM Trust. Junior Subordinated Debt Securities may be issued and sold, from time to time, in one or more series by the Company to a JPM Trust, or a trustee of such JPM Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such JPM Trust. The Junior Subordinated Debt Securities purchased by a JPM Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities of such JPM Trust in connection with the dissolution of such JPM Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any JPM Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. Unless otherwise indicated in an accompanying Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time senior debt securities and/or subordinated debt securities each of which will be direct, unsecured obligations of the Company. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000.

The Offered Securities may be sold (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers or (iv) through underwriters or a group of underwriters. If agents of the Company and/or any JPM Trust or underwriters are involved in the sale of the Offered Securities, their names will be set forth in the applicable Prospectus Supplement. If agents of the Company and/or any JPM Trust, or underwriters or dealers are involved in the sale of the Offered Securities, descriptions of their compensation and indemnification arrangements and the net proceeds to the Company and/or any JPM Trust will be set forth in the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Company in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

November 26, 1996.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the Prospectus Supplement in connection with the offering made hereby, and if given or made such information or representation must not be relied upon as having been authorized by J.P. Morgan or by another person.

                             AVAILABLE INFORMATION

     J.P. Morgan is subject to the information requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports, proxy statements and other information concerning J.P. Morgan may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which J.P. Morgan has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     No separate financial statements of any of the JPM Trusts have been included or incorporated by reference herein. The Company and the JPM Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all the voting securities of each JPM Trust will be owned, directly or indirectly, by the Company, a reporting company under the 1934 Act, (ii) each JPM Trust is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such JPM Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) the obligations of each JPM Trust under the Preferred Securities of such JPM Trust will be fully and unconditionally guaranteed by the Company as described herein. See "The JPM Trusts", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities". The JPM Trusts are business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, beneficially owns all the beneficial interests in each JPM Trust.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1995 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and J.P. Morgan's Reports on Form 8-K dated January 11, 1996, February 6, 1996, February 20, 1996, February 23, 1996, April 11, 1996, May 13, 1996,
July 11, 1996, August 13, 1996 and October 10, 1996 heretofore filed pursuant to
Section 13 of the 1934 Act.

     In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-3380.

                         J.P. MORGAN & CO. INCORPORATED

     J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan's activities are summarized as follows:

FINANCE AND ADVISORY

     Finance and Advisory encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world. These clients include corporations, governments, municipalities, and financial institutions, and the expertise J.P. Morgan offers them is based on in-depth knowledge of their needs and the industries and financial markets in which they operate. Linking clients to the full range of J.P. Morgan's financial capabilities is a global network of senior client managers.

     In partnership with clients, J.P. Morgan's advisory professionals explore the risks and rewards of such strategic alternatives as mergers and acquisitions, divestitures, privatizations, and recapitalizations. J.P. Morgan also advises clients on their capital structures, looking for ways to unlock value and seize opportunities.

     J.P. Morgan's debt underwriting, equities, and credit businesses provide the capabilities to raise the necessary capital and execute the appropriate strategies.

     In J.P. Morgan's equities business, underwriting is complemented by its ability to provide clients with liquidity in the secondary markets through its global sales and trading network. J.P. Morgan also applies its expertise in the equities markets to structuring equity derivatives as a means of helping clients manage market volatility. High-quality equity research is integral to all aspects of its business.

     J.P. Morgan's credit capabilities include meeting clients' financing needs by issuing and syndicating loans and other credit facilities.

SALES AND TRADING

     Sales and Trading provides clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, foreign exchange, and commodity instruments; it serves as a counterparty to help clients manage risks; and it provides financial and economic research to help clients assess opportunities and track performance. To function effectively in its role as a market-maker, it also takes positions. J.P. Morgan's clients include corporations, central banks, governments and their agencies, financial institutions, pension funds, mutual funds, and leveraged funds.

     J.P. Morgan's fixed income activities encompass acting as a primary dealer in U.S. and foreign government securities; making markets in options, money market instruments, U.S. government agency securities, and corporate debt securities; and helping clients manage their exposure to fluctuating interest and foreign exchange rates by structuring, executing, and making markets in riskmanagement instruments.

     J.P. Morgan's foreign exchange capabilities include executing spot transactions and structuring transactions to help clients manage their foreign currency exposures. In commodities, J.P. Morgan makes markets in precious metals, base metals, and energy products and develops hedging and financial strategies for clients.

     J.P. Morgan's emerging markets activities, while principally related to fixed income activities, cross all markets, and J.P. Morgan's worldwide network enables it to fulfill its role as a market-maker and provide clients with a steady flow of market information.

     In addition to J.P. Morgan's client-focused businesses, it has a separate proprietary unit that engages in transactions for its own account across all markets.

ASSET MANAGEMENT AND SERVICING

     Asset Management and Servicing activities encompass designing and executing investment strategies and providing administrative and brokerage services. J.P. Morgan's clients include corporations, financial and governmental institutions, and high net worth individuals.

     J.P. Morgan tailors its asset management capabilities for both institutional and private clients. For institutional clients, it offers such services as the management of employee-benefit-plan assets, executing investment strategies across the spectrum of asset classes in all major markets.

     J.P. Morgan's private banking group helps high net worth individuals plan and execute their investment strategies with a broad range of capabilities, which include managed investment and trust portfolios, Morgan-advised mutual funds, and a full-service brokerage unit. Credit, deposit, trust, and estate services are also provided to private clients.

     J.P. Morgan's exchange traded products professionals provide institutional clients with worldwide access to major exchanges by acting as futures and options brokers in executing and clearing contracts.

     J.P. Morgan provides such operational services as the administration of depositary receipt programs and global trust and agency services. It operates the Euroclear System, the world's largest clearance and settlement system for internationally traded securities, and offers credit and deposit services to Euroclear participants.

EQUITY INVESTMENTS

     J.P. Morgan invests its capital in the private equity of rapidly growing companies, management buyouts, privatizations, and recapitalizations. These investments are made and managed with the objective of maximizing total return -- both long-term appreciation and net realized gains. While each opportunity for investment is evaluated to achieve the firm's desired balance between risk and return, many of these opportunities arise from its client relationships.

     J.P. Morgan's equity investment portfolio consists of approximately 95 investments diversified by industry, geography, and year of investment. J.P. Morgan's goal is to maintain a diversified portfolio capable of generating significant returns over time. This is a high-risk, high-reward business, and the firm operates under a variety of legal and regulatory restrictions in managing the portfolio.

     Investments are generally held for three to seven years, depending on J.P. Morgan's view of when a sale will produce optimal returns. Typically, investments are harvested through a public offering of securities or the sale of the investment. While realization of gains in the portfolio accelerates during periods of strong equity and merger markets, the process of assessing and managing the risks and rewards of new opportunities and existing investments continues throughout market cycles.

ASSET AND LIABILITY MANAGEMENT

     Asset and Liability Management activities include managing the firm's interest rate risk as it relates to nontrading-related assets, liabilities, and off-balance-sheet activities and managing the firm's overall liquidity risk.

     J.P. Morgan's objective when it comes to interest rate risk management is to create longer-term value, which is realized over time primarily as net interest revenue and net investment securities gains. J.P. Morgan's primary focus is on achieving a desired overall interest rate profile, which may change over time, based on management's longer-term view of global interest rate trends and economic conditions. A variety of instruments -- in numerous currencies both on- and off-balance-sheet -- are used in an integrated manner to achieve this objective.

     J.P. Morgan manages the maturity and repricing imbalances between its assets and liabilities through the use of investments in the more liquid fixed income markets worldwide and derivatives. Asset and liability management swaps are used to hedge exposures; to modify the interest rate characteristics of specified assets or liabilities; and, in the case of risk-adjusting swaps, to adjust Morgan's overall interest rate risk profile.

     The firm's liquidity risk profile is managed to ensure that even under adverse conditions, it has the ability to access funds at a reasonable cost. A strong capital position is therefore an integral part of our liquidity management because it enables us to raise funds as inexpensively as possible in a variety of international markets.

REGULATION

     J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J.P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J.P. Morgan might not be in a financial position to do so.

     The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J.P. Morgan Securities Inc. ("JPMSI"), from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition currently restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. The Board has proposed a modification to its interpretation which would increase such limit to 25% of total gross revenues, but there can be no assurance that such modification will be adopted. J.P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

     Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), J.P. Morgan's largest subsidiary, is a member of the Federal Reserve System and a member of the Federal Deposit Insurance Corporation ("FDIC"). Its business is subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty within the meaning of the applicable federal statutes. Morgan Guaranty is subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

     Among other wholly owned subsidiaries:

     JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

     J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

     J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

     J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

     The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number of (212) 483-2323.

          J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                               NINE MONTHS
                                                  ENDED                    YEARS ENDED DECEMBER 31,
                                              SEPTEMBER 30,   ---------------------------------------------------
                                                  1996         1995       1994       1993       1992       1991
                                              -------------   -------    -------    -------    -------    -------
Excluding Interest on Deposits..............        1.36         1.35       1.40       1.70(a)    1.53(b)    1.42(c)
Including Interest on Deposits..............        1.26         1.24       1.28       1.46(a)    1.31(b)    1.23(c)

---------------

(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and
    1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was
    1.43 excluding interest on deposits and 1.24 including interest on deposits.

                 J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                               NINE MONTHS
                                                  ENDED                    YEARS ENDED DECEMBER 31,
                                              SEPTEMBER 30,   ---------------------------------------------------
                                                  1996         1995       1994       1993       1992       1991
                                              -------------   -------    -------    -------    -------    -------
Excluding Interest on Deposits..............        1.35         1.34       1.39       1.69(a)    1.52(b)    1.40(c)
Including Interest on Deposits..............        1.25         1.23       1.27       1.46(a)    1.31(b)    1.22(c)

---------------

(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.

                                USE OF PROCEEDS

     Each JPM Trust will use the proceeds from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from J.P. Morgan. Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Junior Subordinated Debt Securities will be used by J.P. Morgan for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries, the repurchase of issued and outstanding preferred and/or common shares of J.P. Morgan and other general corporate purposes as may be determined by management. Pending such use, J.P. Morgan may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.

                                 THE JPM TRUSTS

     Each of JPM Capital Trust I, JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV is a business trust formed on October 29, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such JPM Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such JPM Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any Preferred Securities by a JPM Trust, the holders thereof will own all the issued and outstanding Preferred Securities of such JPM Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each JPM Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such JPM Trust and will own, directly or indirectly, all the issued and outstanding Common Securities of each JPM Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of a JPM Trust occurs and is continuing, the holders of Preferred Securities of such JPM Trust will have a priority over holders of the Common Securities of such JPM Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each JPM Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of each JPM Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be First Trust of New York, National Association, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Wilmington Trust Company, which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a JPM Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such JPM Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a JPM Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities of a JPM Trust out of funds from the Property Account of such JPM Trust. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this

Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a JPM Trust refers to First Trust of New York, National Association acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by such Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all the Common Securities of each JPM Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of a JPM Trust will be set forth in the applicable Prospectus Supplement, but may terminate earlier as provided in the Declaration of such JPM Trust.

     The duties and obligations of the Trustees of a JPM Trust shall be governed by the Declaration of such JPM Trust. Under its Declaration, each JPM Trust shall not, and the Trustees of such JPM Trust shall cause such JPM Trust not to, engage in any activity other than in connection with the purposes of such JPM Trust or other than as required or authorized by such Declaration. In particular, each JPM Trust shall not, and the Trustees of such JPM Trust shall cause such JPM Trust not to, (a) invest any proceeds received by such JPM Trust from holding the Junior Subordinated Debt Securities purchased by such JPM Trust, but shall promptly distribute from the Property Account of such JPM Trust all such proceeds to holders of its Trust Securities pursuant to the terms of the Declaration of such JPM Trust and of such Trust Securities; (b) acquire any assets other than as expressly provided in such Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by such Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such JPM Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such JPM Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets or upon the Property Trustee of such JPM Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the applicable Indenture or such Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of such Indenture or such Junior Subordinated Debt Securities or such Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such JPM Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such JPM Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

     The books and records of each JPM Trust will be maintained at the principal office of such JPM Trust and will be open for inspection by a holder of Preferred Securities of such JPM Trust or such holder's representative for any purpose reasonably related to such holder's interest in such JPM Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable JPM Trust as soon as available after the end of such JPM Trust's fiscal year.

VOTING

     Except as set forth below or as provided under the Business Trust Act, the applicable Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

     If any proposed amendment to the Declaration of a JPM Trust provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to such Declaration or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior

Subordinated Debentures held by the Property Trustee, upon the occurrence of a Special Event or in connection with the redemption of Preferred Securities as a consequence of a redemption of such Junior Subordinated Debentures, then the holders of outstanding Trust Securities will be entitled to vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the holders of Trust Securities representing 66- 2/3% in liquidation amount of such Trust Securities; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Trust Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66- 2/3% in liquidation amount of such class of Trust Securities.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Trust Securities of a JPM Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Property Trustee is also authorized to enforce the rights of holders of Preferred Securities of a JPM Trust under the related Preferred Securities Guarantee. If any JPM Trust's failure to make distributions on the Preferred Securities of such JPM Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities of a JPM Trust will have the right to direct the Property Trustee for such JPM Trust with respect to certain matters under the Declaration for such JPM Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the applicable Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities of a JPM Trust may institute a legal proceeding against the Company to enforce such rights or such Preferred Securities Guarantee, as the case may be.

DISTRIBUTIONS

     Pursuant to each Declaration, distributions on the Preferred Securities of a JPM Trust must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account of such JPM Trust to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a JPM Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in such JPM Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such JPM Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such JPM Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a JPM Trust is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Preferred Securities of a JPM Trust of amounts due on such Preferred Securities. Such Preferred Securities Guarantee itself, however, covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a JPM Trust according to the aggregate liquidation amount of the Trust Securities of such JPM Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such JPM Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such JPM Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such JPM Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such JPM Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such JPM Trust outstanding.

EVENTS OF DEFAULT

     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such JPM Trust will occur and be continuing with respect to any outstanding Trust Securities of such JPM Trust. In such event, each Declaration provides that the holders of Common Securities of the applicable JPM Trust will be deemed to have waived any such Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such JPM Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such JPM Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such JPM Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of a JPM Trust is waived by the holders of the Preferred Securities of such JPM Trust as provided in the Declaration of such JPM Trust, the holders of Common Securities of such JPM Trust pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under such Declaration without any further act, vote or consent of the holders of such Common Securities.

RECORD HOLDERS

     Each Declaration provides that the Trustees of the applicable JPM Trust may treat the person in whose name a certificate representing Preferred Securities of such JPM Trust is registered on the books and records of such JPM Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such JPM Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such JPM Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

          (i) the applicable JPM Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under such Declaration and, except as set forth in such Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities of such JPM Trust ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under such Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

The specific terms of the depositary arrangement with respect to the Preferred Securities of a JPM Trust will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

     In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities of the applicable JPM Trust) and all costs and expenses of such JPM Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such JPM Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any JPM Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     The business address of each JPM Trust is c/o J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260-0060, telephone number (212) 483-2323.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each JPM Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each JPM Trust authorizes the Regular Trustees of such JPM Trust to issue on behalf of such JPM Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a JPM Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such JPM Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such JPM Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such JPM Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such JPM Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such JPM Trust to the holders of Preferred Securities of such JPM Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of such JPM Trust, (vi) the obligation or right, if any, of such JPM Trust to purchase or redeem Preferred Securities issued by such JPM Trust (including with the proceeds of any redemption of Subordinated Debt Securities held by such JPM Trust) and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such JPM Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such JPM Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more JPM Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such JPM Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such JPM Trust consistent with the Declaration of such JPM Trust or with applicable law. All Preferred Securities offered hereby will be fully and unconditionally guaranteed by the Company as set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each JPM Trust will issue one series of Common Securities. The Declaration of each JPM Trust authorizes the Regular Trustees of such JPM Trust to issue on behalf of such JPM Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a JPM Trust will be substantially identical to the terms of the Preferred Securities issued by such JPM Trust and the Common Securities will rank pari passu and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a JPM Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such JPM Trust. All the Common Securities of a JPM Trust will be directly or indirectly owned by the Company.

     If an Event of Default with respect to the Declaration of any JPM Trust occurs and is continuing, then the holders of Preferred Securities of such JPM Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debt Securities deposited in such JPM Trust against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under such Junior Subordinated Debt Securities deposited in such JPM Trust, any holder of such Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request, institute a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any JPM Trust occurs and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such JPM Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in such Junior Subordinated Debt Securities without first (i) directing the Property Trustee to enforce the terms of such Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. The Holders of Preferred Securities of a JPM Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of a JPM Trust. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable JPM Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration

Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section references used herein are references to the provisions of the form of Preferred Securities Guarantee.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the applicable JPM Trust, the Guarantee Payments (as defined herein), to the extent not paid by such JPM Trust, regardless of any defense, right of set-off or counterclaim that such JPM Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a JPM Trust to the extent not paid or made by such JPM Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, but only if and to the extent that in each case the Company has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such JPM Trust, but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of such JPM Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of such Preferred Securities or the redemption of all such Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such JPM Trust has funds available therefor, and (b) the amount of assets of such JPM Trust remaining available for distribution to holders of such Preferred Securities upon liquidation of such JPM Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the applicable JPM Trust to pay such amounts to such holders.

     The Company's obligations under the Declaration for each JPM Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such JPM Trust, the Junior Subordinated Debt Securities purchased by such JPM Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such JPM Trust. However, the Preferred Securities Guarantees cover distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable JPM Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable JPM Trust as trust assets, the Property Trust will not make distributions on the Preferred Securities of such JPM Trust and the JPM Trust will not have funds available therefor.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable JPM Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to the applicable JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. In addition, so long as any Preferred Securities of a JPM Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such JPM Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such JPM Trust, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use reasonable efforts to cause such JPM Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.01)

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66- 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable JPM Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. (Section 9.02) All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable JPM Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee. (Section 9.01)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable JPM Trust upon full payment of the redemption price of all Preferred Securities of such JPM Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such JPM Trust in exchange for all the Preferred Securities issued by such JPM Trust, or upon full payment of the amounts payable upon liquidation of such JPM Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable JPM Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. (Section 7.01)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. (Section 6.02) Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable JPM Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with First Trust of New York, National Association, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable JPM Trust. First Trust of New York, National Association shall enforce such Preferred Securities Guarantee on behalf of the holders of such Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable JPM Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to First Trust of New York, National Association. If First Trust of New York, National Association fails to enforce a Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable JPM Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable JPM Trust or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's right to receive payment under the Preferred Securities Guarantee. The Company waives any right or remedy to require that any action be brought first against a JPM Trust or any other person or entity before proceeding directly against the Company.

MISCELLANEOUS

     The Company will be required to provide annually to First Trust of New York, National Association a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with First Trust of New York, National Association an officer's certificate as to the Company's compliance with all conditions to be complied with by it under each Preferred Securities Guarantee. (Section 2.04)

     First Trust of New York, National Association, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, First Trust of New York, National Association is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.02)

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, which term includes all supplements thereto, (the "Indenture") between the Company and First Trust of New York, National Association, as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

     In the event Junior Subordinated Debt Securities are issued to a JPM Trust or a Trustee of such JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such JPM Trust upon the occurrence of certain events described in the applicable Prospectus Supplement. Only one series of Junior Subordinated Debt Securities will be issued to a JPM Trust or a Trustee of such JPM Trust in connection with the issuance of Trust Securities by such JPM Trust.

     Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiii) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.3)

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and transfer in the manner, at the places and subject to the restrictions set forth in the Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. (Section 2.8)

     Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States Federal income tax purposes will be described in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

     If Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities of such JPM Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to such Junior Subordinated Debt Securities or (iii) in the event that Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, if Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, for so long as the Preferred Securities of such JPM Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such JPM Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such JPM Trust; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to comply fully with all its obligations and agreements contained in such Declaration and (iii) not to take any action which would cause such JPM Trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.

SUBORDINATION

     The Junior Subordinated Debt Securities will be unsecured and will be subordinate in right of payment to all Senior Indebtedness, Subordinated Indebtedness and to Derivative Obligations (as such terms are defined below) of J.P. Morgan, whether outstanding as of this date or hereafter incurred. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreement, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

     The Junior Subordinated Debt Securities will be subordinate in right of payment as provided in the Indenture to all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan. No payment pursuant to the Junior Subordinated Debt Securities may be made and no holder of the Junior Subordinated Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity or payment thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2)

     In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment on the Junior Subordinated Debt Securities; provided, however, that holders of Subordinated Debt shall not be entitled to receive payment of any such amounts in preference to the Junior Subordinated Debt Securities to the extent that such Subordinated Debt is by its terms subordinated to trade creditors.

     Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the Junior Subordinated Debt Securities. By reason of such subordination, in the event of a bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the Junior Subordinated Debt Securities may receive less, ratably, than the other creditors of J.P. Morgan. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debt Securities. The Indenture does not limit the amount of Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations J.P. Morgan may incur.

     Senior Indebtedness of J.P. Morgan is defined as the principal of, premium, if any, and interest on (a) all Debt of J.P. Morgan, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such Debt as is by its terms expressly stated to be not superior in right of payment to the Junior Subordinated Debt Securities or to rank pari passu with the Junior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not be deemed to include (i) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; (ii) Debt which constitutes Subordinated Indebtedness and (iii) any other debt securities issued pursuant to the Indenture.

     "Subordinated Indebtedness" is defined as the principal of, premium, if any, and interest, on Debt, whether outstanding on the date of the execution of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of J.P. Morgan (other than the Junior Subordinated Debt Securities).

     The term "Debt" as used in the foregoing definitions shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets (but shall not include trade accounts payable or accrued liabilities arising in the ordinary course of business). The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy. (Section 1.1)

     "Derivative Obligations" of J.P. Morgan are defined in the Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness, Subordinated Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Junior Subordinated Debt Securities or to rank pari passu with the Junior Subordinated Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy code of 1978, as amended and in effect on the date of the Indenture. (Section 1.1)

     The Prospectus Supplement will set forth the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of such debt securities would be senior to the Junior Subordinated Debt Securities and any limitation on the issuance of such additional senior indebtedness.

     Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness and Subordinated Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the Junior Subordinated Debt Securities, as the case may be, and in particular, the Junior Subordinated Debt Securities shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of the Company to a subsidiary of the Company.

EVENTS OF DEFAULT, WAIVER, NOTICE

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

          (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

          (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

          (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or

          (d) certain events in bankruptcy, insolvency or reorganization of the Company.

In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of such series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01(b))

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of such series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01(b) and 6.01(c))

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of a series may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest on Junior Subordinated Securities of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities of such series. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d))

     If a series of Junior Subordinated Debt Securities is issued to a JPM Trust in connection with the issuance of Trust Securities of such JPM Trust, then, under the applicable Declaration, an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

MODIFICATION OF THE INDENTURES; WAIVER OF COMPLIANCE

     The Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the respective Junior Subordinated Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the respective Junior Subordinated Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any respective Junior Subordinated Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount Junior Subordinated Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Junior Subordinated Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the Junior Subordinated Debt Securities provide therefor, any right of repayment at the option of the holder of a Junior Subordinated Debt Security, without the consent of the holder of each respective Junior Subordinated Debt Security so affected or (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each Junior Subordinated Debt Security so affected. (Sections 8.2 and 8.6)

     In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent or vote of (1) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior

Subordinated Debentures or (2) each holder of Junior Subordinated Debentures, the Property Trustee may only give such consent or vote, in the case of clause
(1), at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities or, in the case of clause (2), as directed by each holder of Trust Securities; and, provided further, however, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     The Indenture also permits J.P. Morgan and the Trustee to amend such Indenture in certain circumstances without the consent of the holders of Junior Subordinated Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of Junior Subordinated Debt Security already outstanding, and for certain other purposes. (Section 8.1)

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

     J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the Junior Subordinated Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine)

BOOK ENTRY AND SETTLEMENT

     If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 12.8)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

     First Trust of New York, National Association is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Clinton Administration proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department (the "Democrat Letters"), which concurred with the view expressed in the Joint Statement. No such Congressional action has yet occurred. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give the Company the right to cause an early redemption.

                                 ERISA MATTERS

     The Company and certain affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Junior Subordinated Debt Securities and the JPM Trusts may sell the Preferred Securities being offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers and (iv) directly to purchasers. Any such persons may be customers of, engage in transactions with, or perform services for, J.P. Morgan in the ordinary course of business.

     Offered Securities may be offered and sold through agents designated by J.P. Morgan from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by J.P. Morgan to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the Offered Securities so offered and sold. Agents may be entitled under agreements which may be entered into with J.P. Morgan to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     If an underwriter or underwriters are utilized in the sale of the Offered Securities, J.P. Morgan will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters will acquire Offered Securities for their own account and may resell such Offered Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, J.P. Morgan will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of the Offered Securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with J.P. Morgan, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by J.P. Morgan and sales thereof may be made by J.P. Morgan directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, J.P. Morgan will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from J.P. Morgan at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount no less than, and, unless J.P. Morgan otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of J.P. Morgan.

     Contracts will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by J.P. Morgan.

     The place and time of delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

     This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

     The offer and sale of the Offered Securities by an affiliate of J.P. Morgan will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. Accordingly, an affiliate of J.P. Morgan that is a member of the NASD may participate in a public offering and sale of Offered Securities if the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization. In addition, an affiliate of J.P. Morgan that is a member of the NASD may participate in any public offering and sale of the Offered Securities if the price at which an equity issue is distributed to the public is no higher or the yield at which a debt issue is distributed to the public is no lower than that recommended by a "qualified independent underwriter" (determined to be so qualified by the NASD prior to commencement of such offering), in each case in compliance with the provisions of Rule 2720 of the Conduct Rules.

     Each NASD member participating in offers and sales of the Offered Securities will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of the member's customer.

     Certain of the underwrites or agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities and certain other matters will be passed upon for the Company by Gene A. Capello, Vice President and Assistant General Counsel of J.P. Morgan, and for the agents or underwriters, if any, by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

     The audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance upon the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS
$400,000,000
JPM CAPITAL TRUST II

7.95% Cumulative Capital Securities
(Liquidation Amount $1,000 per Capital Security) fully and unconditionally guaranteed as set forth in this document by J.P. MORGAN CHASE & CO.

                            ------------------------

This Prospectus covers the remarketing from time to time of the 7.95% Cumulative Capital Securities (the "Preferred Securities" or "Capital Securities") by affiliates of J.P. Morgan Chase & Co. (as successor to J.P. Morgan & Co. Incorporated) and JPM Capital Trust II. The Capital Securities were originally offered pursuant to the Prospectus Supplement, dated January 29, 1997, and Base Prospectus, dated January 28, 1997, attached to this Prospectus and constituting a part of this Prospectus. References to J.P. Morgan & Co. Incorporated or the Company in the attached Prospectus Supplement and Base Prospectus refer to J.P. Morgan Chase & Co., where applicable.

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE CAPITAL SECURITIES.

THE CAPITAL SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE CAPITAL SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  The date of this Prospectus is [          ].

                            J.P. MORGAN CHASE & CO.

     On December 31, 2000, J.P. Morgan & Co. Incorporated ("J.P. Morgan") merged with and into The Chase Manhattan Corporation ("Chase"). Upon completion of the merger, Chase changed its name to J.P. Morgan Chase & Co. ("we" or "the Company"). The merger was accounted for as a pooling of interests. As a result, financial information prepared following completion of the merger and incorporated by reference in this Prospectus will present the combined results of Chase and J.P. Morgan as if the merger had been in effect for all periods presented.

     We are a global financial services firm with operations in over 60 countries. Our principal bank subsidiaries are The Chase Manhattan Bank ("Chase Bank") and Morgan Guaranty Trust Company of New York ("Morgan Bank"), each of which is a New York banking corporation headquartered in New York City; and Chase Manhattan Bank USA, National Association, headquartered in Delaware. Our principal non-bank subsidiaries are our investment bank subsidiaries, Chase Securities Inc. and J.P. Morgan Securities Inc. We expect Chase Bank to merge with Morgan Bank and Chase Securities Inc. to merge with J.P. Morgan Securities Inc. in mid-2001. Unless the context otherwise requires, references in this Prospectus to Chase Bank, Morgan Bank, Chase Securities Inc. and J.P. Morgan Securities Inc. also refer to the successor corporations in those mergers.

     Our activities are internally organized, for management reporting purposes, into five major businesses: Investment Bank; Wealth Management; Treasury & Securities Services; J.P. Morgan Partners; and Consumer Services. We have presented a brief description of those businesses below.

     INVESTMENT BANK: Among the products and services provided by us through the Investment Bank are our securities underwriting and financial advisory, trading, mergers and acquisitions advisory, and corporate lending and syndication businesses.

     WEALTH MANAGEMENT: Wealth Management includes our asset management businesses, including our mutual funds; our institutional money management and cash management businesses; and our private bank, which provides wealth management solutions for a global client base of high net worth individuals and families.

     TREASURY & SECURITIES SERVICES: Treasury & Securities Services is a recognized leader in information and transaction processing services, moving trillions of dollars daily in securities and cash for its wholesale clients. Treasury & Securities Services also includes our custody, cash management, trust and other fiduciary services businesses.

     J.P. MORGAN PARTNERS: J.P. Morgan Partners is one of the world's largest and most diversified private equity investment firms, with total funds under management in excess of $20 billion.

     CONSUMER SERVICES: Consumer Services serves over 30 million consumer, small business and middle-market customers nationwide. Consumer Services offers a wide variety of financial products and services, including consumer banking, credit cards, mortgage services and consumer finance services, through a diverse array of distribution channels, including the Internet and branch and ATM networks.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                  NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                    SEPTEMBER 30,     --------------------------------
                                                        2000          1999   1998   1997   1996   1995
                                                  -----------------   ----   ----   ----   ----   ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits................        2.01          2.64   1.84   1.82   1.66   1.90
  Including Interest on Deposits................        1.45          1.71   1.43   1.43   1.32   1.41
Earnings to Combined Fixed Charges and Preferred
  Stock Dividend Requirements:
  Excluding Interest on Deposits................        1.99          2.61   1.82   1.77   1.60   1.82
  Including Interest on Deposits................        1.44          1.70   1.42   1.41   1.30   1.38

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus:

     - Chase's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1999,

     - Chase's Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, and


     - The Current Reports on Form 8-K filed by Chase (and following the merger J.P. Morgan Chase & Co.) on January 21, 2000, February 9, 2000, March 22, 2000, April 11, 2000, April 19, 2000, May 22, 2000, June 12, 2000, June
       20, 2000, July 20, 2000, August 3, 2000, September 18, 2000, October 19,
       2000, November 1, 2000, November 28, 2000, November 29, 2000, December 1, 2000, December 14, 2000, December 26, 2000 and January 4, 2001.


     In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Capital Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017. Telephone requests may be directed to (212) 270-6000.

                                    EXPERTS

     The financial statements of Chase incorporated in this Prospectus by reference to the Annual Report of Chase on Form 10-K for the year ended December 31, 1999 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 28, 1997)

$400,000,000
JPM CAPITAL TRUST II

7.95% Cumulative Capital Securities
(Liquidation Amount $1,000 per Capital Security) fully and unconditionally guaranteed as set forth herein by J.P. MORGAN & CO. INCORPORATED

The 7.95% Cumulative Capital Securities (the "Preferred Securities" or the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of JPM Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). J.P. Morgan & Co. Incorporated, a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of 7.95% Junior Subordinated Debentures due 2027 of the Company ("Junior Subordinated Debentures").
                                                        (continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE S-3 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------
                                                                   UNDERWRITING              PROCEEDS TO
                                           PRICE TO                DISCOUNTS AND             JPM CAPITAL TRUST II
                                           PUBLIC(1)               COMMISSIONS(2)            (1)(3)(4)
-------------------------------------------------------------------------------------------------------------------
Per Preferred Security                     $1,000                  (3)                       $1,000
-------------------------------------------------------------------------------------------------------------------
Total                                      $400,000,000            (3)                       $400,000,000
-------------------------------------------------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from February 3, 1997, to date of delivery.
(2) See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds $10 per Preferred Security (or $4,000,000 in the aggregate). See "Underwriting".
(4) Before deducting expenses payable by the Company estimated to be $100,000.

The Preferred Securities are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Preferred Securities will be made in book-entry form through the facilities of The Depository Trust Company, on or about February 3, 1997, against payment therefor in immediately available funds.

J.P. MORGAN & CO.
                    BEAR, STEARNS & CO. INC.
                                       GOLDMAN, SACHS & CO.
                                                     LEHMAN BROTHERS
January 29, 1997.

(Continued from previous page)

     The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees (as defined in the accompanying Prospectus) and to increase or decrease the number of Trustees.

     Holders of the Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of 7.95% of the stated liquidation amount of $1,000 per Preferred Security, accruing from the date of original issuance of the Preferred Securities and payable semi-annually, in arrears, on February 1 and August 1 of each year, commencing on August 1, 1997 ("distributions"). Cash distributions in arrears for more than one semi-annual interest period will bear interest thereon at the annual rate of 7.95% (to the extent permitted by applicable law), compounded semi-annually. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated.

     The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. If principal or interest is not paid on the Junior Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 10 consecutive semi-annual interest periods (each, a "Deferral Period"). No interest shall be due and payable during a Deferral Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Deferral Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the same rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded semi-annually ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. During any such Deferral Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension;" "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     The payment of distributions out of moneys held by the Property Trustee (as defined in the accompanying Prospectus) and payments on liquidation of the Trust and on redemption of Preferred Securities, as set forth below, are guaranteed by the Company on a subordinated basis as and to the extent described herein

(the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Trust has funds available therefor which will not be the case unless the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its obligation to pay all costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including Junior Subordinated Debt Securities (as defined in the accompanying Prospectus) and senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined in the accompanying Prospectus). Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

     The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures may be redeemed by the Company (in whole or in part) from time to time prior to maturity on or after February 1, 2007, or at any time in certain circumstances upon the occurrence of a Tax Event or Capital Treatment Event (each as defined herein). If the Company redeems Junior Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at $1,000 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior Subordinated Debentures mature on February 1, 2027. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the maturity of the Junior Subordinated Debentures is advanced or they are redeemed in the limited circumstances described below and subject to the Company having received prior approval from the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve, the Trust shall be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event or a Capital Treatment Event, the Company will have the right in certain circumstances, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem the Junior Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis.

     In the event of the voluntary or involuntary dissolution of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

     The Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including depositories for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and CEDEL Bank societe anonyme ("Cedel"). Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." A portion of the Preferred Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interest in the Preferred Securities through either DTC (in the United States), Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trust or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
JPM Capital Trust II........................................   S-7
Accounting Treatment........................................   S-7
Use of Proceeds.............................................   S-8
Description of the Preferred Securities.....................   S-8
Description of the Preferred Securities Guarantee...........  S-21
Description of the Junior Subordinated Debentures...........  S-23
Relationship Between the Preferred Securities, the Junior
  Subordinated Debentures and the Preferred Securities
  Guarantee.................................................  S-29
Taxation....................................................  S-30
ERISA Matters...............................................  S-33
Underwriting................................................  S-35
                            PROSPECTUS
Available Information.......................................     2
Incorporation of Certain Documents by Reference.............     2
J.P. Morgan & Co. Incorporated..............................     3
J.P. Morgan Consolidated Ratio of Earnings to Fixed
  Charges...................................................     6
J.P. Morgan Consolidated Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends.....................     6
Use of Proceeds.............................................     6
The JPM Trusts..............................................     7
Description of the Preferred Securities.....................    11
Description of the Preferred Securities Guarantees..........    12
Description of the Junior Subordinated Debt Securities......    15
ERISA Matters...............................................    22
Plan of Distribution........................................    22
Legal Opinions..............................................    24
Experts.....................................................    24

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON THE COMPANY

     The obligations of the Company under the Junior Subordinated Debentures are unsecured obligations of the Company and will be subordinate and junior in right of payment to Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined herein) but senior to its capital stock. The Company's obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debentures and any other series of Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness or other obligations, including indebtedness or obligations that rank senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities
Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities -- Subordination" in the accompanying Prospectus.

     The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to the Preferred Securities Guarantee only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Company pursuant to the terms of the Indenture or (ii) by such holder of Preferred Securities of its right against the Company to directly enforce payments of principal and interest on the Junior Subordinated Debentures. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, neither the Property Trustee nor any holder of Preferred Securities will have any right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred. The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debentures, and any other series of Junior Subordinated Debt Securities except those made pari passu or subordinate by their terms to the Preferred Securities Guarantee, and senior to its capital stock or to any guarantee of the Company in respect of its capital stock. The Declaration provides that each holder of

Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and of the Indenture.

     The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

     If an Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request, directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an Event of Default occurs and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures without first (i) directing the Property Trustee to enforce the terms of the Junior Subordinated Debentures or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures unless the Property Trustee first fails to do so.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF EXTENSION

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a Deferral Period not exceeding 10 consecutive semi-annual interest periods, during which no interest shall be due and payable. Semi-annual distributions on the Preferred Securities would not be made by the Trust during any such Deferral Period (but would continue to accrue with interest thereon at the rate of 7.95% per annum, compounded semi-annually). If the Company exercises the right to extend an interest payment period, the Company may not during such Deferral Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" for a description of certain terms of the outstanding preferred stock of the Company.

     Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during a Deferral Period. Consequently, there could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     If a Deferral Period occurs, the Junior Subordinated Debentures will be treated as having "original issue discount" for United States Federal income tax purposes at all times after the beginning of the first Deferral Period, including after the termination of the Deferral Period. During such times, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States Federal income tax purposes in advance of the receipt of cash, even though no cash distributions will be made during a Deferral Period. Even before the beginning of the First Deferral Period, while the Company will take the position that original issue discount does not arise, it is possible that all of a holder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as original issue discount and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Original Issue Discount". The Company has no current intention of exercising its option to defer payments of interest.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION; ADVANCEMENT OF MATURITY

     Upon the occurrence and during the continuation of a Special Event (as defined herein), which may occur at any time, the Trust may, subject to the Company having received prior approval of the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve, be dissolved with the result that, in the manner described in "Description of the Preferred Securities-Liquidation Distribution Upon Dissolution", after satisfaction of liabilities to creditors of the Trust, Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on, the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis (as defined under the caption "JPM Trusts" in the accompanying Prospectus) to the holders of the Preferred Securities and the Common Securities in liquidation of the Trust. In the case of a Tax Event or Capital Treatment Event (as defined herein), the Company shall have the right, if certain conditions are met and subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, (i) to advance the maturity of the Junior Subordinated Debt Securities to a date not earlier than February 1, 2017 and thereby cause the Preferred Securities to be redeemed on such earlier date or (ii) if a Tax Event or Capital Treatment Event, as the case may be, continues notwithstanding the taking of such actions, to redeem the Junior Subordinated Debentures, in whole but not in part, at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated

Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General."

     Recent Clinton Administration proposals would prevent the Company from deducting interest on the Junior Subordinated Debentures. The proposals would have applied to instruments issued on or after December 7, 1995. However, the Chairmen of the Senate Finance and House Ways and Means Committees have issued a joint statement stating their intention that the proposals, if enacted, would not apply to instruments issued prior to the date of appropriate Congressional action. No such Congressional action has yet occurred, although similar legislation is expected again to be proposed by the Clinton Administration in early February of 1997. Nevertheless, there can be no assurance that future legislation would not prevent the Company from deducting interest on the Junior Subordinated Debentures. Such legislation would constitute a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Preferred Securities or, in certain circumstances, the advancement of the maturity or redemption of the Junior Subordinated Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States Federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

TRADING PRICES

     The Preferred Securities constitute a new issue of securities with no established trading market. Although the Underwriters have indicated to the Company and the Trust that they intend to make a market in the Preferred Securities as permitted by applicable laws and regulations, the Underwriters are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to a holder's adjusted tax basis in a holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Disposition of the Preferred Securities."

POTENTIAL MARKET VOLATILITY DURING DEFERRAL PERIOD

     As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 10 consecutive semi-annual interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends a Deferral Period or prepays interest accrued during a Deferral Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during a Deferral Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated
Debentures -- Option to Extend Interest Payment Period."

     THE FOLLOWING INFORMATION CONCERNING THE COMPANY, JPM CAPITAL TRUST II, THE PREFERRED SECURITIES, THE PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES IS IN ADDITION TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE SAME MEANINGS AS IN THE ACCOMPANYING PROSPECTUS.

                              JPM CAPITAL TRUST II

     JPM Capital Trust II is a statutory business trust formed on October 29, 1996, under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust among the Trustees and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, as of the date the Preferred Securities are initially issued. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all the issued and outstanding Preferred Securities. The Company will acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the gross proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's financial statements, with the Preferred Securities included in the caption "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Grantor Trusts Holding Solely Junior Subordinated Debentures of the Company". The assets of JPM Capital Trust II consist solely of $412.4 million aggregate principal amount of the 7.95% Junior Subordinated Debentures due 2027 of the Company.

     The Company has agreed that future financial reports of the Company will:
(i) include the Preferred Securities issued by other JPM Trusts on the Company's balance sheet in the caption entitled "Company -- Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Grantor Trusts Holding Solely Junior

Subordinated Debentures of the Company"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of Junior Subordinated Debentures held) and whether Staff Accounting Bulletin 53 treatment is sought; (iii) include, in an audited footnote to the financial statements, disclosure that (a) the JPM Trusts are wholly owned, (b) the sole assets of the JPM Trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and
(c) the obligations of the Company under the documents, in the aggregate, constitute a full and unconditional guarantee by the Company of the JPM Trusts' obligations under the Preferred Securities issued by each JPM Trust.

                                USE OF PROCEEDS

     The Trust will use the proceeds from the sale of the Preferred Securities to purchase Junior Subordinated Debentures from the Company. The net proceeds from the sale of the Junior Subordinated Debentures will be used by the Company for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries, the repurchase of issued and outstanding preferred and/or common shares of the Company and other general corporate purposes as may be determined by management.

     The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Preferred Securities could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Company's ability to deduct, for income tax purposes, interest payable on the Junior Subordinated Debentures, will provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to it.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, First Trust of New York, National Association, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the Preferred Securities and is qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the Preferred Securities rank pari passu with each other and will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, and does not permit the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will have legal title to, and will hold, the Junior Subordinated Debentures as trust assets for the benefit of the holders of the Preferred Securities and the Common Securities. The payment of distributions out of moneys held by the Property Trustee and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Property Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Preferred Securities of amounts due on the Preferred Securities. The Preferred Securities Guarantee itself, however, covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum of 7.95% of the stated liquidation amount of $1,000 per Preferred Security. Distributions in arrears for more than one semi-annual period will bear interest thereon at the rate per annum of 7.95% (to the extent permitted by law), compounded semi-annually. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from the original date of issuance and, except as otherwise described below, will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 1997, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Property Trustee.

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual interest periods and, as a consequence, the Trust would defer semi-annual distributions on the Preferred Securities (though such distributions would continue to accrue with interest thereon at the rate of 7.95% per annum, compounded semi-annually) during any such Deferral Period. If the Company exercises the right to extend an interest payment period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Deferral Period or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to
(i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock , (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods and may not extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during a Deferral Period. Consequently, there could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension;" "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." Subject to prepayments as described above, payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of a Deferral Period.

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Preferred Securities of amounts due on the Preferred Securities. The Preferred Securities Guarantee itself, however covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates. As long as the Preferred Securities remain in book-entry form, the relevant record dates will be one Business Day (as defined herein) prior to the relevant distribution payment date. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within a Deferral Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred Securities and the Common Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are permitted or required by any applicable law to close.

REDEMPTION

     The Company has the right to redeem the Junior Subordinated Debentures on or after February 1, 2007, in whole at any time or in part from time to time. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of Preferred Securities and Common Securities having an aggregate liquidation amount equal to the principal amount of Junior Subordinated Debentures redeemed. The "Redemption Price", in the case of such a redemption shall equal the following prices expressed in percentages of the stated liquidation amount together with accrued distributions to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning February 1;

                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                              ----------
2007........................................................  103.9750%
2008........................................................  103.5775%
2009........................................................  103.1800%
2010........................................................  102.7825%
2011........................................................  102.3850%
2012........................................................  101.9875%
2013........................................................  101.5900%
2014........................................................  101.1925%
2015........................................................  100.7950%
2016........................................................  100.3975%

and at 100% on or after February 1, 2017.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If, at any time an Investment Company Event, a Tax Event or a Capital Treatment Event (each as hereinafter defined, and any one of which, a "Special Event") shall occur and be continuing, the Trust may, subject to the Company having received prior approval of the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve, be dissolved with the result that, after satisfaction of liabilities to creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Investment Company Event.

     If a Tax Event or a Capital Treatment Event occurs and

          (i) in the opinion of counsel to the Company experienced in such matters, there would, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or

          (ii) in the reasonable determination of the Company, there would, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the equivalent thereof) for the purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, or

          (iii) the Junior Subordinated Debentures are not held by the Trust;

then the Company shall have the right (a) to advance the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than February 1, 2017 and thereby cause the Preferred Securities to be redeemed on such earlier date (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures would be deductible for United States Federal income tax purposes, or (b) if either (x) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Company, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

     Promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the redemption price on a Pro Rata Basis. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Prospectus Supplement as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) being referred to as an "Adverse Tax Consequence").

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     "Capital Treatment Event" means that the Company has reasonably determined that, as the result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Company will not be able to treat the minority interest in the Trust as "Tier 1 capital" (or the equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which a holder of Preferred Securities may subsequently receive upon the dissolution of the Trust may trade at a discount to the price of the Preferred Securities exchanged.

MANDATORY REDEMPTION

     Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred Securities registered in the name of and held by DTC or its nominee will be redeemed as described under "Description of Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company" below.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance-The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Junior Subordinated Debentures on maturity or on the date fixed for redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Property Trustee or by the Company pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus, distributions on the Preferred Securities will continue to accrue, from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration, the Trust shall dissolve: (i) on February 1, 2027; (ii) when all the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (iii) when all the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all the Trust Securities in accordance with the terms of the Trust Securities.

     In the event of any voluntary or involuntary dissolution of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities to creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $1,000 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in exchange therefor.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall, subject to the following sentence, be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE TRUST

     The Trust may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any junior subordinated debentures to any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

     An Indenture Event of Default (as defined in the accompanying Prospectus) will constitute an event of default under the Declaration with respect to the Trust Securities (an "Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred

Securities have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Voting Rights."

     Upon the occurrence of an Event of Default, the Property Trustee as the holder of all the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of, and interest on, the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. If the Property Trustee fails to enforce its rights under the Indenture, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce the Property Trustee's rights. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute suit against the Company for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder on or after the respective due date specified in the Junior Subordinated Debentures. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the holders of the Junior Subordinated Debentures unless the Property Trustee first fails to do so. See "Description of the Junior Subordinated Debentures."

VOTING RIGHTS

     Except as provided below, under "Modification and Amendment of the Declaration" and "Description of the Preferred Securities
Guarantees -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by the Business Trust Act, the Trust Indenture Act or the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Preferred Securities, to waive any past default that is waivable under the Declaration and
(ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (B) waive any past default that is waivable under Section 6.01(c) of the Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; provided, however, that where a consent under the Indenture would require the consent of (a) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (b) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of Preferred Securities representing such specified percentage of the aggregate liquidation amount of the Preferred Securities or, in the case of clause (b) above, each holder of Preferred Securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Property Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Junior Subordinated Debentures under the Indenture), any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other person.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

     In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent or vote of (1) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (2) each holder of Junior Subordinated Debentures, the Property Trustee may only give such consent or vote, in the case of clause (1), at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities or, in the case of clause (2), as directed by each holder of Trust Securities; and, provided further, however, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by the Company or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning Preferred Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "Description of Preferred Securities -- Book-Entry Only Issuance; The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The Declaration may be modified and amended with the approval of a majority of the Regular Trustees, provided that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, liquidation, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all the holders of the Trust Securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee or the Delaware Trustee shall be made without the consent of the Property Trustee or the Delaware Trustee, as applicable; (iv) Article IV of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "The JPM Trusts" in the accompanying Prospectus may not be amended without the consent of the Company; and (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity; (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) to add to the covenants, restrictions or obligations of the Company; and (iv) to conform to changes in, or a change in interpretation or application of, certain 1940 Act requirements by the Securities and Exchange Commission (the "Commission"), which amendment does not adversely affect the rights, preferences or privileges of the holders.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global Preferred Securities certificates (each a "Preferred Securities Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Upon issuance of a Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and the Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or the Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all the Preferred Securities are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the Preferred Securities represented by a Preferred Securities Global Certificate will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a Preferred Securities Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust and the Property Trustee. Under such circumstances, if a successor securities depositary is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but the Trust and the Company take no responsibility for the accuracy thereof.

PAYMENT

     Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Preferred Securities represented by Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     In the event the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the Preferred Securities will be payable, the transfer of the Preferred Securities will be registrable and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate liquidation amount at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Preferred Security will be made only upon surrender of such Preferred Security to the Property Trustee.

     First Trust of New York, National Association or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. First Trust of New York, National Association will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Property Trustee is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

     The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not the Company and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities. The Preferred Securities Guarantee will be qualified under the Trust Indenture Act and will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the Trust. The terms of the Preferred Securities Guarantee will be those set forth in the Preferred Securities Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantee and is qualified in its entirety by reference to the Preferred Securities Guarantee, and the Trust Indenture Act. Section references used herein are references to the provisions of the Preferred Securities Guarantee.

GENERAL

     Pursuant to the Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by the Trust, but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Trust as trust assets, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of the Preferred Securities or the redemption of all the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, or
(b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Company's obligations under the Declaration, the Preferred Securities Guarantee, the Junior Subordinated Debt Securities purchased by the Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities. However, the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of the Trust and the Trust will not have funds available therefor.

CERTAIN COVENANTS OF THE COMPANY

     In the Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default or (iii) in the event that Junior Subordinated Debt Securities are issued to the Trust in connection with the issuance of Trust Securities by the Trust, the Company shall have given notice of its election to defer payments of interest on such Junior

Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchase, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.01)

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. (Section 9.02) All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under the Preferred Securities Guarantee. (Section 9.01)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all Preferred Securities, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities in exchange for all the Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. (Section 7.01)

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     The Company's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under the Preferred Securities Guarantee will rank pari passu with any other Preferred Securities Guarantee. (Section 6.02) Because the Company is a holding company, the Company's obligations under the Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

     The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with First Trust of New York, National Association, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities. First Trust of New York, National Association shall enforce such Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to First Trust of New York, National Association. If First Trust of New York, National Association fails to enforce the Preferred Securities Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity.

MISCELLANEOUS

     The Company will be required to provide annually to First Trust of New York, National Association a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with First Trust of New York, National Association an officer's certificate as to the Company's compliance with all conditions to be complied with by it under the Preferred Securities Guarantee. (Section 2.04)

     First Trust of New York, National Association, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default with respect to the Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, First Trust of New York, National Association is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.02)

GOVERNING LAW

     The Preferred Securities Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities and which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture dated as of November 1, 1996, between the Company and First Trust of New York, National Association, as trustee (the "Indenture Trustee"), as supplemented by the Second Supplemental Indenture dated as of February 3, 1997, between the Company and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus Supplement forms a part, and those made part of the Indenture by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debt Securities." The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities upon dissolution of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

GENERAL

     The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the Preferred Securities issued by the Trust and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

     The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, on February 1, 2027 (such date, the "Stated Maturity"). The Junior Subordinated Debentures are not subject to any sinking fund.

     The Junior Subordinated Debentures are subordinate in right of payment to Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations (as such terms are defined in the accompanying Prospectus) of the Company. At December 31, 1996, the amount of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations was approximately $13.1 billion. See "Description of the Junior Subordinated Debt Securities -- Subordination" in the Prospectus.

     If Junior Subordinated Debentures are distributed to holders of Preferred Securities upon dissolution of the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures.

     In the event that Junior Subordinated Debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

OPTIONAL REDEMPTION

     Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to February 1, 2007. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after February 1, 2007, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the following prices, expressed in percentages of principal amount, plus any accrued and unpaid interest to the redemption date, including interest accrued during a Deferral Period. If redeemed during the 12-month period beginning February 1:

                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                              ----------
2007........................................................  103.9750%
2008........................................................  103.5775%
2009........................................................  103.1800%
2010........................................................  102.7825%
2011........................................................  102.3850%
2012........................................................  101.9875%
2013........................................................  101.5900%
2014........................................................  101.1925%
2015........................................................  100.7950%
2016........................................................  100.3975%

and at 100% on or after February 1, 2017.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     If a Tax Event or a Capital Treatment Event occurs and

          (i) in the opinion of counsel to the Company experienced in such matters, there would, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist,

          (ii) in the reasonable determination of the Company, there would, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the equivalent thereof) for the purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, or

          (iii) the Junior Subordinated Debentures are not held by the Trust;

then the Company shall have the right (a) to advance the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than February 1, 2017 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures would be deductible for United States Federal income tax purposes, or
(b) if either (x) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Company, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

REDEMPTION PROCEDURES

     If the Company gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part. (Section 3.02)

INTEREST

     The Junior Subordinated Debentures will bear interest at the rate of 7.95% per annum from the original date of issuance. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing on August 1, 1997, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event (i) the Preferred Securities shall not continue to remain in book-entry only form or (ii) if, following distribution of the Junior Subordinated Debentures to holders of Trust Securities upon dissolution of the Trust as described under "Description of the Preferred Securities," the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the relevant record date will be the January 15th or the July 15th immediately preceding the relevant Interest Payment Date. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest, shall not be considered payable by the Company on any Interest Payment Date falling within a

Deferral Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for a period not exceeding 10 consecutive semi-annual interest periods. The Company has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during a Deferral Period, except at the end thereof. During any Deferral Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

     Prior to the termination of any such Deferral Period, the Company may further extend the interest payment period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods and may not extend beyond the maturity of the Junior Subordinated Debentures. On the first Interest Payment Date occurring on or after the end of each Deferral Period, the Company shall pay to the holders of Junior Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Deferral Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at a rate of 7.95% to the extent permitted by applicable law, compounded semi-annually ("Compounded Interest"). Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during a Deferral Period. Consequently, there could be multiple Deferral Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond maturity of the Junior Subordinated Debentures. The failure by the Company to make interest payments during a Deferral Period would not constitute a Default or an Event of Default under the Indenture or the Company's currently outstanding indebtedness.

     If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee notice of its selection of such Deferral Period one Business Day prior to the earlier of (i) the next succeeding date on which the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to any self-regulatory organization or to holders of the Preferred Securities of the record date or the payment date for such distribution. The Trust shall give notice of the Company's selection of such Deferral Period to the holders of the Preferred Securities.

     If Junior Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Deferral Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to any self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date for such related interest payment.

COMPOUNDED INTEREST

     Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will be available to pay any interest on distributions in arrears in respect of the Preferred Securities pursuant to the terms thereof.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of Preferred Securities -- Declaration Events of Default" and "-- Voting Rights".

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture. If Junior Subordinated Debentures are distributed to holders of Preferred Securities, DTC will act as securities depositary for the Junior Subordinated Debentures.

     For a description of DTC and DTC's book-entry system, see "Description of Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed; (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable; or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES,
                     THE JUNIOR SUBORDINATED DEBENTURES AND
                       THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the Trust exists for the sole purpose of
(a) issuing and selling the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and investing the proceeds from such issuance and sale in the Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

     Payments of distributions and other payments due on the Preferred Securities are guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees", in the accompanying Prospectus. If the Company does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     The Property Trustee will have the Power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce the Company's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute suit against the Company for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder on or after the respective due date specified in the Junior Subordinated Debentures. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the holders of the Junior Subordinated Debentures unless the Property Trustee first fails to do so. If the Property Trustee fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's right to receive payment under the Guarantee. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities.

                                    TAXATION

     In the opinion of Cravath, Swaine & Moore, counsel to the Company and the Trust ("Tax Counsel"), the following are the material United States Federal income tax consequences of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof are of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

     In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust and will be required to include in gross income the pro rata share of income accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In the opinion of Tax Counsel, under current law and assuming full compliance with the Indenture, the Junior Subordinated Notes will be classified for United States Federal income tax purposes as indebtedness of the Company.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     If a Deferral Period occurs, the Junior Subordinated Debentures would be considered to have original issue discount at all times after the beginning of the first Deferral Period, including after the termination of the Deferral Period. In addition, the Company's option to defer the payment of interest on the Junior Subordinated Debentures during a Deferral Period might cause the Junior Subordinated Debentures to be considered initially to be issued with original issue discount. The Company believes, and will take the position, that this latter result will not arise because of an exception in the Treasury Regulations that applies when there is only a "remote" likelihood that a Deferral Period will occur. Assuming that the likelihood of a Deferral Period is in fact remote, Tax Counsel believes that this position is correct although there is no authority directly on point and the Internal Revenue Service could take a contrary position.

     If the original issue discount rules apply to the Junior Subordinated Debentures (either following the occurrence of a Deferral Period or initially), each Securityholder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of original issue discount into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by Securityholders before the receipt of cash attributable to such income, and, in particular, income will be reported during a Deferral Period even though no cash distributions are being made. If the original issue discount rules apply for a period during which cash distributions are currently being made, the sum of the daily accruals of income for a quarterly period for a Securityholder that purchased the Preferred Securities for their liquidation value will equal the cash distribution received by the Securityholder for such quarter, assuming no disposition prior to the record date for such distribution.

     If the original issue discount rules apply, actual distributions of stated interest will not be separately reported as income. A Securityholder's tax basis for the Junior Subordinated Debentures will be increased by original issue discount accrued into income, and decreased by cash distributions of interest. If the original issue discount rules do not apply, stated interest will be includable in a holder's gross income as ordinary interest income in accordance with such holder's regular method of tax accounting.

     Whether or not the original issue discount rules apply, no portion of the amounts received on the Preferred Securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution" will be non-taxable and will result in the Securityholder receiving directly such Securityholder's pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures immediately prior to such distribution. If, however, the special event giving rise to the distribution is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to holders of the Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of such Securityholder's pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid stated interest that is not treated as original issue discount) and the Securityholder's adjusted tax basis in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by original issue discount previously includable in such holder's gross income to the date of disposition and decreased by payments (other than payments of stated interest that are not treated as original issue discount) received on the Preferred Securities. Gain or loss will be capital gain or loss (except to the extent of any accrued interest or market discount not previously included in income). See "Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any individual, corporation, partnership, estate or trust that is, as to the United States, a non-resident alien individual or a foreign corporation, partnership, estate or trust.

     Under present United States Federal income tax law:

          (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States Federal income or withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership; (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, generally on IRS Form W-8, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (d) the payment is not effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States; and

          (ii) A United States Alien Holder of a Preferred Security will not be subject to United States Federal income or withholding tax on any gain realized upon the sale or other disposition of a Preferred Security unless
     (a) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply or (b) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the interest paid or the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Clinton Administration proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department (the "Democrat Letters"), which concurred with the view expressed in the Joint Statement. No such Congressional action has yet occurred, although similar legislation is expected again to be proposed by the Clinton Administration in early February of 1997. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") set forth certain restrictions on (a) employee benefit plans (as defined in section 3(3) of ERISA, (b) plans described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans, (c) any entity whose underlying assets include plan assets by reason of a plans' investment in such entity (each of (a), (b) and (c) hereinafter referred to as a "Plan") and (d) persons who have certain specified relationships to such Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

     ERISA imposes specific requirements on fiduciaries of Plans subject to ERISA, namely, that they make prudent investments, that they diversify investments, and they make investments in accordance with the Plan documents and in the best interests of participants and their beneficiaries. In accordance with these general fiduciary standards, a Plan fiduciary should determine whether an investment in the Preferred Securities is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions involving "plan assets" with "parties in interest" or "disqualified persons". ERISA and the Code do not define "plan assets". However, the U.S. Department of Labor has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes plan assets of a Plan. That regulation generally provides in relevant part that the underlying assets of an entity in which a Plan makes an equity investment will be deemed, for purposes of ERISA, to be assets of the investing Plan, unless (i) equity participation by "benefit plan investors" is not "significant", (ii) the entity qualifies as an "operating company" as defined in the Plan Assets Regulation or (iii) certain other requirements are met.

     The Company and certain affiliates of the Company may each be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA or Section 4975 of the Code (including individual retirement accounts and Keogh plans). The purchase of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)
(1) of the Code) and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Company and the Trust have agreed that the Trust will sell to each of the Underwriters named below, and each of the Underwriters, for whom J.P. Morgan Securities Inc. is acting as representative (the "Representative"), has severally agreed to purchase from the Trust, the number of Preferred Securities set forth opposite its name below.

                                                                   NUMBER OF
                        UNDERWRITER                           PREFERRED SECURITIES
                        -----------                           --------------------
J.P. Morgan Securities Inc..................................        100,000
Bear, Stearns & Co. Inc.....................................        100,000
Goldman, Sachs & Co.........................................        100,000
Lehman Brothers Inc.........................................        100,000
                                                                    -------
               Total........................................        400,000
                                                                    =======

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any Preferred Securities are purchased by the Underwriters. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representative that the Underwriters propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $6.00 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Preferred Security to certain brokers and dealers. After the initial public offering, the public offering price and such concessions may be changed.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the investment therein of such proceeds $10 per Preferred Security or $4,000,000 in the aggregate.

     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Preferred Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act"); (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or (iii) individual investors for whom an investment in non-convertible investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

     Each underwriter has agreed that (a) it has not offered or sold and prior to the date six months after the date of issue of the Preferred Securities will not offer or sell any Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply with, all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     A portion of the Preferred Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interests in the Preferred Securities through either DTC (in the United States), Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Underwriters have advised the Trust that they intend to make a market in the Preferred Securities. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     The Representative is a wholly-owned subsidiary of the Company. The underwriting of the Preferred Securities offered hereby is being conducted in accordance with Rule 2720 of the NASD Conduct Rules.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the Underwriters may be required to make in respect thereof.

PROSPECTUS

J.P. MORGAN & CO. INCORPORATED
JUNIOR SUBORDINATED DEBT SECURITIES
JPM CAPITAL TRUST II
JPM CAPITAL TRUST III
JPM CAPITAL TRUST IV

Preferred Securities Fully and Unconditionally guaranteed as
Set Forth Herein by J.P. Morgan & Co. Incorporated

J.P. Morgan & Co. Incorporated ("J.P. Morgan" or the "Company") may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of the Company (as such terms are defined herein) of the Company.

JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV (the "JPM Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the respective JPM Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of a JPM Trust out of moneys held by the Property Trustee (as defined herein) and payments on liquidation of such JPM Trust and on redemption of Preferred Securities of such JPM Trust will be guaranteed by the Company on a subordinated basis to the extent described herein (each such guarantee, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees". The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the applicable JPM Trust has funds available therefor which will not be the case unless the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by such JPM Trust as its sole asset. The Preferred Securities Guarantees, when taken together with the Company's obligations under the Junior Subordinated Debt Securities held by a JPM Trust and the Indenture (as defined herein) and its obligations under the Amended and Restated Declaration of such JPM Trust, including its obligation to pay all costs, expenses, debts and other obligations of such JPM Trust (other than with respect to the Trust Securities (as defined herein)), will provide a full and unconditional guarantee of amounts due on the Preferred Securities of such JPM Trust. Junior Subordinated Debt Securities may be issued and sold, from time to time, in one or more series by the Company to a JPM Trust, or a trustee of such JPM Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such JPM Trust. The Junior Subordinated Debt Securities purchased by a JPM Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities of such JPM Trust in connection with the dissolution of such JPM Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any JPM Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. Unless otherwise indicated in an accompanying Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time senior debt securities and/or subordinated debt securities each of which will be direct, unsecured obligations of the Company. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $750,000,000.

The Offered Securities may be sold (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers or (iv) through underwriters or a group of underwriters. If agents of the Company and/or any JPM Trust or underwriters are involved in the sale of the Offered Securities, their names will be set forth in the applicable Prospectus Supplement. If agents of the Company and/or any JPM Trust, or underwriters or dealers are involved in the sale of the Offered Securities, descriptions of their compensation and indemnification arrangements and the net proceeds to the Company and/or any JPM Trust will be set forth in the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of the Company in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

January 28, 1997.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the Prospectus Supplement in connection with the offering made hereby, and if given or made such information or representation must not be relied upon as having been authorized by J.P. Morgan or by another person.

                             AVAILABLE INFORMATION

     J.P. Morgan is subject to the information requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports, proxy statements and other information concerning J.P. Morgan may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which J.P. Morgan has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     No separate financial statements of any of the JPM Trusts have been included or incorporated by reference herein. The Company and the JPM Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all the voting securities of each JPM Trust will be owned, directly or indirectly, by the Company, a reporting company under the 1934 Act, (ii) each JPM Trust is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such JPM Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) the obligations of each JPM Trust under the Preferred Securities of such JPM Trust will be fully and unconditionally guaranteed by the Company as described herein. See "The JPM Trusts", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities". The JPM Trusts are business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, beneficially owns all the beneficial interests in each JPM Trust.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1995 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and J.P. Morgan's Reports on Form 8-K dated January 11, 1996, February 6, 1996, February 20, 1996, February 23, 1996, April 11, 1996, May 13, 1996,
July 11, 1996, August 13, 1996, October 10, 1996, December 11, 1996 and January 13, 1997 heretofore filed pursuant to Section 13 of the 1934 Act.

     In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-3380.

                         J.P. MORGAN & CO. INCORPORATED

     J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan's activities are summarized as follows:

FINANCE AND ADVISORY

     Finance and Advisory encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world. These clients include corporations, governments, municipalities, and financial institutions, and the expertise J.P. Morgan offers them is based on in-depth knowledge of their needs and the industries and financial markets in which they operate. Linking clients to the full range of J.P. Morgan's financial capabilities is a global network of senior client managers.

     In partnership with clients, J.P. Morgan's advisory professionals explore the risks and rewards of such strategic alternatives as mergers and acquisitions, divestitures, privatizations, and recapitalizations. J.P. Morgan also advises clients on their capital structures, looking for ways to unlock value and seize opportunities.

     J.P. Morgan's debt underwriting, equities, and credit businesses provide the capabilities to raise the necessary capital and execute the appropriate strategies.

     In J.P. Morgan's equities business, underwriting is complemented by its ability to provide clients with liquidity in the secondary markets through its global sales and trading network. J.P. Morgan also applies its expertise in the equities markets to structuring equity derivatives as a means of helping clients manage market volatility. High-quality equity research is integral to all aspects of its business.

     J.P. Morgan's credit capabilities include meeting clients' financing needs by issuing and syndicating loans and other credit facilities.

SALES AND TRADING

     Sales and Trading provides clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, foreign exchange, and commodity instruments; it serves as a counterparty to help clients manage risks; and it provides financial and economic research to help clients assess opportunities and track performance. To function effectively in its role as a market-maker, it also takes positions. J.P. Morgan's clients include corporations, central banks, governments and their agencies, financial institutions, pension funds, mutual funds, and leveraged funds.

     J.P. Morgan's fixed income activities encompass acting as a primary dealer in U.S. and foreign government securities; making markets in options, money market instruments, U.S. government agency securities, and corporate debt securities; and helping clients manage their exposure to fluctuating interest and foreign exchange rates by structuring, executing, and making markets in riskmanagement instruments.

     J.P. Morgan's foreign exchange capabilities include executing spot transactions and structuring transactions to help clients manage their foreign currency exposures. In commodities, J.P. Morgan makes markets in precious metals, base metals, and energy products and develops hedging and financial strategies for clients.

     J.P. Morgan's emerging markets activities, while principally related to fixed income activities, cross all markets, and J.P. Morgan's worldwide network enables it to fulfill its role as a market-maker and provide clients with a steady flow of market information.

     In addition to J.P. Morgan's client-focused businesses, it has a separate proprietary unit that engages in transactions for its own account across all markets.

ASSET MANAGEMENT AND SERVICING

     Asset Management and Servicing activities encompass designing and executing investment strategies and providing administrative and brokerage services. J.P. Morgan's clients include corporations, financial and governmental institutions, and high net worth individuals.

     J.P. Morgan tailors its asset management capabilities for both institutional and private clients. For institutional clients, it offers such services as the management of employee-benefit-plan assets, executing investment strategies across the spectrum of asset classes in all major markets.

     J.P. Morgan's private banking group helps high net worth individuals plan and execute their investment strategies with a broad range of capabilities, which include managed investment and trust portfolios, Morgan-advised mutual funds, and a full-service brokerage unit. Credit, deposit, trust, and estate services are also provided to private clients.

     J.P. Morgan's exchange traded products professionals provide institutional clients with worldwide access to major exchanges by acting as futures and options brokers in executing and clearing contracts.

     J.P. Morgan provides such operational services as the administration of depositary receipt programs and global trust and agency services. It operates the Euroclear System, the world's largest clearance and settlement system for internationally traded securities, and offers credit and deposit services to Euroclear participants.

EQUITY INVESTMENTS

     J.P. Morgan invests its capital in the private equity of rapidly growing companies, management buyouts, privatizations, and recapitalizations. These investments are made and managed with the objective of maximizing total return -- both long-term appreciation and net realized gains. While each opportunity for investment is evaluated to achieve the firm's desired balance between risk and return, many of these opportunities arise from its client relationships.

     J.P. Morgan's equity investment portfolio consists of approximately 95 investments diversified by industry, geography, and year of investment. J.P. Morgan's goal is to maintain a diversified portfolio capable of generating significant returns over time. This is a high-risk, high-reward business, and the firm operates under a variety of legal and regulatory restrictions in managing the portfolio.

     Investments are generally held for three to seven years, depending on J.P. Morgan's view of when a sale will produce optimal returns. Typically, investments are harvested through a public offering of securities or the sale of the investment. While realization of gains in the portfolio accelerates during periods of strong equity and merger markets, the process of assessing and managing the risks and rewards of new opportunities and existing investments continues throughout market cycles.

ASSET AND LIABILITY MANAGEMENT

     Asset and Liability Management activities include managing the firm's interest rate risk as it relates to nontrading-related assets, liabilities, and off-balance-sheet activities and managing the firm's overall liquidity risk.

     J.P. Morgan's objective when it comes to interest rate risk management is to create longer-term value, which is realized over time primarily as net interest revenue and net investment securities gains. J.P. Morgan's primary focus is on achieving a desired overall interest rate profile, which may change over time, based on management's longer-term view of global interest rate trends and economic conditions. A variety of instruments -- in numerous currencies both on- and off-balance-sheet -- are used in an integrated manner to achieve this objective.

     J.P. Morgan manages the maturity and repricing imbalances between its assets and liabilities through the use of investments in the more liquid fixed income markets worldwide and derivatives. Asset and liability management swaps are used to hedge exposures; to modify the interest rate characteristics of specified assets or liabilities; and, in the case of risk-adjusting swaps, to adjust Morgan's overall interest rate risk profile.

     The firm's liquidity risk profile is managed to ensure that even under adverse conditions, it has the ability to access funds at a reasonable cost. A strong capital position is therefore an integral part of our liquidity management because it enables us to raise funds as inexpensively as possible in a variety of international markets.

REGULATION

     J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J.P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J.P. Morgan might not be in a financial position to do so.

     The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J.P. Morgan Securities Inc. ("JPMSI"), from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition currently restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. Effective March 6, 1997, the restriction was increased from 10% to 25% of total gross revenues. J.P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

     Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), J.P. Morgan's largest subsidiary, is a member of the Federal Reserve System and a member of the Federal Deposit Insurance Corporation ("FDIC"). Its business is subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty within the meaning of the applicable federal statutes. Morgan Guaranty is subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

     Among other wholly owned subsidiaries:

     JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

     J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

     J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

     J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

     The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number of (212) 483-2323.

          J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                               NINE MONTHS
                                                  ENDED                    YEARS ENDED DECEMBER 31,
                                              SEPTEMBER 30,   ---------------------------------------------------
                                                  1996         1995       1994       1993       1992       1991
                                              -------------   -------    -------    -------    -------    -------
Excluding Interest on Deposits..............        1.36         1.35       1.40       1.70(a)    1.53(b)    1.42(c)
Including Interest on Deposits..............        1.26         1.24       1.28       1.46(a)    1.31(b)    1.23(c)

---------------

(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and
    1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was
    1.43 excluding interest on deposits and 1.24 including interest on deposits.

                 J.P. MORGAN CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                               NINE MONTHS
                                                  ENDED                    YEARS ENDED DECEMBER 31,
                                              SEPTEMBER 30,   ---------------------------------------------------
                                                  1996         1995       1994       1993       1992       1991
                                              -------------   -------    -------    -------    -------    -------
Excluding Interest on Deposits..............        1.35         1.34       1.39       1.69(a)    1.52(b)    1.40(c)
Including Interest on Deposits..............        1.25         1.23       1.27       1.46(a)    1.31(b)    1.22(c)

---------------

(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.

                                USE OF PROCEEDS

     Each JPM Trust will use the proceeds from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from J.P. Morgan. Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Junior Subordinated Debt Securities will be used by J.P. Morgan for general corporate purposes, including investment in equity and debt securities and interest-bearing deposits of subsidiaries, the repurchase of issued and outstanding preferred and/or common shares of J.P. Morgan and other general corporate purposes as may be determined by management. Pending such use, J.P. Morgan may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.

                                 THE JPM TRUSTS

     Each of JPM Capital Trust II, JPM Capital Trust III and JPM Capital Trust IV is a business trust formed on October 29, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such JPM Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such JPM Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any Preferred Securities by a JPM Trust, the holders thereof will own all the issued and outstanding Preferred Securities of such JPM Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each JPM Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such JPM Trust and will own, directly or indirectly, all the issued and outstanding Common Securities of each JPM Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of a JPM Trust occurs and is continuing, the holders of Preferred Securities of such JPM Trust will have a priority over holders of the Common Securities of such JPM Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each JPM Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of each JPM Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be First Trust of New York, National Association, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Wilmington Trust Company, which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a JPM Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such JPM Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a JPM Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities of a JPM Trust out of funds from the Property Account of such JPM Trust. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this

Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a JPM Trust refers to First Trust of New York, National Association acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by such Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all the Common Securities of each JPM Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of a JPM Trust will be set forth in the applicable Prospectus Supplement, but may terminate earlier as provided in the Declaration of such JPM Trust.

     The duties and obligations of the Trustees of a JPM Trust shall be governed by the Declaration of such JPM Trust. Under its Declaration, each JPM Trust shall not, and the Trustees of such JPM Trust shall not cause such JPM Trust to, engage in any activity other than in connection with the purposes of such JPM Trust or other than as required or authorized by such Declaration. In particular, each JPM Trust shall not, and the Trustees of such JPM Trust shall cause such JPM Trust not to, (a) invest any proceeds received by such JPM Trust from holding the Junior Subordinated Debt Securities purchased by such JPM Trust, but shall promptly distribute from the Property Account of such JPM Trust all such proceeds to holders of its Trust Securities pursuant to the terms of the Declaration of such JPM Trust and of such Trust Securities; (b) acquire any assets other than as expressly provided in such Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by such Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such JPM Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such JPM Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets or upon the Property Trustee of such JPM Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the applicable Indenture or such Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of such Indenture or such Junior Subordinated Debt Securities or such Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such JPM Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such JPM Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

     The books and records of each JPM Trust will be maintained at the principal office of such JPM Trust and will be open for inspection by a holder of Preferred Securities of such JPM Trust or such holder's representative for any purpose reasonably related to such holder's interest in such JPM Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable JPM Trust as soon as available after the end of such JPM Trust's fiscal year.

VOTING

     Except as set forth below or as provided under the Business Trust Act, the applicable Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

     If any proposed amendment to the Declaration of a JPM Trust provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to such Declaration or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior

Subordinated Debentures held by the Property Trustee, upon the occurrence of a Special Event or in connection with the redemption of Preferred Securities as a consequence of a redemption of such Junior Subordinated Debentures, then the holders of outstanding Trust Securities will be entitled to vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the holders of Trust Securities representing 66-2/3% in liquidation amount of such Trust Securities; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Trust Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66-2/3% in liquidation amount of such class of Trust Securities.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Trust Securities of a JPM Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Property Trustee is also authorized to enforce the rights of holders of Preferred Securities of a JPM Trust under the related Preferred Securities Guarantee. If any JPM Trust's failure to make distributions on the Preferred Securities of such JPM Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities of a JPM Trust will have the right to direct the Property Trustee for such JPM Trust with respect to certain matters under the Declaration for such JPM Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the applicable Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities of a JPM Trust may institute a legal proceeding against the Company to enforce such rights or such Preferred Securities Guarantee, as the case may be.

DISTRIBUTIONS

     Pursuant to each Declaration, distributions on the Preferred Securities of a JPM Trust must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account of such JPM Trust to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a JPM Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in such JPM Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such JPM Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such JPM Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a JPM Trust is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Preferred Securities of a JPM Trust of amounts due on such Preferred Securities. Such Preferred Securities Guarantee itself, however, covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a JPM Trust according to the aggregate liquidation amount of the Trust Securities of such JPM Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such JPM Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such JPM Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such JPM Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such JPM Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such JPM Trust outstanding.

EVENTS OF DEFAULT

     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a JPM Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such JPM Trust will occur and be continuing with respect to any outstanding Trust Securities of such JPM Trust. In such event, each Declaration provides that the holders of Common Securities of the applicable JPM Trust will be deemed to have waived any such Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such JPM Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such JPM Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such JPM Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of a JPM Trust is waived by the holders of the Preferred Securities of such JPM Trust as provided in the Declaration of such JPM Trust, the holders of Common Securities of such JPM Trust pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under such Declaration without any further act, vote or consent of the holders of such Common Securities.

RECORD HOLDERS

     Each Declaration provides that the Trustees of the applicable JPM Trust may treat the person in whose name a certificate representing Preferred Securities of such JPM Trust is registered on the books and records of such JPM Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such JPM Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such JPM Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

          (i) the applicable JPM Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under such Declaration and, except as set forth in such Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities of such JPM Trust ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under such Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

The specific terms of the depositary arrangement with respect to the Preferred Securities of a JPM Trust will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

     In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities of the applicable JPM Trust) and all costs and expenses of such JPM Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such JPM Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any JPM Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     The business address of each JPM Trust is c/o J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260-0060, telephone number (212) 483-2323.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each JPM Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each JPM Trust authorizes the Regular Trustees of such JPM Trust to issue on behalf of such JPM Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a JPM Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such JPM Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such JPM Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such JPM Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such JPM Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such JPM Trust to the holders of Preferred Securities of such JPM Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of such JPM Trust, (vi) the obligation or right, if any, of such JPM Trust to purchase or redeem Preferred Securities issued by such JPM Trust (including with the proceeds of any redemption of Subordinated Debt Securities held by such JPM Trust) and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such JPM Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such JPM Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more JPM Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such JPM Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such JPM Trust consistent with the Declaration of such JPM Trust or with applicable law. All Preferred Securities offered hereby will be fully and unconditionally guaranteed by the Company as set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each JPM Trust will issue one series of Common Securities. The Declaration of each JPM Trust authorizes the Regular Trustees of such JPM Trust to issue on behalf of such JPM Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a JPM Trust will be substantially identical to the terms of the Preferred Securities issued by such JPM Trust and the Common Securities will rank pari passu and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a JPM Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such JPM Trust. All the Common Securities of a JPM Trust will be directly or indirectly owned by the Company.

     If an Event of Default with respect to the Declaration of any JPM Trust occurs and is continuing, then the holders of Preferred Securities of such JPM Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debt Securities deposited in such JPM Trust against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under such Junior Subordinated Debt Securities deposited in such JPM Trust, any holder of such Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request, institute a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any JPM Trust occurs and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such JPM Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in such Junior Subordinated Debt Securities without first (i) directing the Property Trustee to enforce the terms of such Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. The Holders of Preferred Securities of a JPM Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of a JPM Trust. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable JPM Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration

Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section references used herein are references to the provisions of the form of Preferred Securities Guarantee.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the applicable JPM Trust, the Guarantee Payments (as defined herein), to the extent not paid by such JPM Trust, regardless of any defense, right of set-off or counterclaim that such JPM Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a JPM Trust to the extent not paid or made by such JPM Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, but only if and to the extent that in each case the Company has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such JPM Trust, but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such JPM Trust as trust assets, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of such JPM Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of such Preferred Securities or the redemption of all such Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such JPM Trust has funds available therefor, and (b) the amount of assets of such JPM Trust remaining available for distribution to holders of such Preferred Securities upon liquidation of such JPM Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the applicable JPM Trust to pay such amounts to such holders.

     The Company's obligations under the Declaration for each JPM Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such JPM Trust, the Junior Subordinated Debt Securities purchased by such JPM Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such JPM Trust. However, the Preferred Securities Guarantees cover distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable JPM Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable JPM Trust as trust assets, the Property Trust will not make distributions on the Preferred Securities of such JPM Trust and the JPM Trust will not have funds available therefor.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable JPM Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to the applicable JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. In addition, so long as any Preferred Securities of a JPM Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such JPM Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such JPM Trust, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use reasonable efforts to cause such JPM Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.01)

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable JPM Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. (Section 9.02) All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable JPM Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee. (Section 9.01)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable JPM Trust upon full payment of the redemption price of all Preferred Securities of such JPM Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such JPM Trust in exchange for all the Preferred Securities issued by such JPM Trust, or upon full payment of the amounts payable upon liquidation of such JPM Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable JPM Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. (Section 7.01)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. (Section 6.02) Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable JPM Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with First Trust of New York, National Association, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable JPM Trust. First Trust of New York, National Association shall enforce such Preferred Securities Guarantee on behalf of the holders of such Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable JPM Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to First Trust of New York, National Association. If First Trust of New York, National Association fails to enforce a Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable JPM Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable JPM Trust or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's right to receive payment under the Preferred Securities Guarantee. The Company waives any right or remedy to require that any action be brought first against a JPM Trust or any other person or entity before proceeding directly against the Company.

MISCELLANEOUS

     The Company will be required to provide annually to First Trust of New York, National Association a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with First Trust of New York, National Association an officer's certificate as to the Company's compliance with all conditions to be complied with by it under each Preferred Securities Guarantee. (Section 2.04)

     First Trust of New York, National Association, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, First Trust of New York, National Association is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.02)

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, which term includes all supplements thereto, (the "Indenture") between the Company and First Trust of New York, National Association, as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

     In the event Junior Subordinated Debt Securities are issued to a JPM Trust or a Trustee of such JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such JPM Trust upon the occurrence of certain events described in the applicable Prospectus Supplement. Only one series of Junior Subordinated Debt Securities will be issued to a JPM Trust or a Trustee of such JPM Trust in connection with the issuance of Trust Securities by such JPM Trust.

     Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiii) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.3)

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and transfer in the manner, at the places and subject to the restrictions set forth in the Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. (Section 2.8)

     Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States Federal income tax purposes will be described in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

     If Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities of such JPM Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to such Junior Subordinated Debt Securities or (iii) in the event that Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, if Junior Subordinated Debt Securities are issued to a JPM Trust in connection with the issuance of Trust Securities by such JPM Trust, for so long as the Preferred Securities of such JPM Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such JPM Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such JPM Trust; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to comply fully with all its obligations and agreements contained in such Declaration and (iii) not to take any action which would cause such JPM Trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.

SUBORDINATION

     The Junior Subordinated Debt Securities will be unsecured and will be subordinate in right of payment to all Senior Indebtedness, Subordinated Indebtedness and to Derivative Obligations (as such terms are defined below) of J.P. Morgan, whether outstanding as of this date or hereafter incurred. In addition, since J.P. Morgan is a holding company, the right of J.P. Morgan to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debt Securities to benefit as creditors of J.P. Morgan from such distribution) is subject to the prior claims of creditors of any such subsidiary. J.P. Morgan and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreement, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of J.P. Morgan may pay dividends or otherwise supply funds to J.P. Morgan.

     The Junior Subordinated Debt Securities will be subordinate in right of payment as provided in the Indenture to all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan. No payment pursuant to the Junior Subordinated Debt Securities may be made and no holder of the Junior Subordinated Debt Securities or any coupon appertaining thereto shall be entitled to demand or receive any such payment (i) unless all amounts of principal, premium, if any, and interest then due on all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan shall have been paid in full or duly provided for or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any given Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations of J.P. Morgan any event of default permitting the holders thereof to accelerate the maturity or payment thereof or any event which, with notice or lapse of time, or both, will become such an event of default. (Section 10.2)

     In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment on the Junior Subordinated Debt Securities; provided, however, that holders of Subordinated Debt shall not be entitled to receive payment of any such amounts in preference to the Junior Subordinated Debt Securities to the extent that such Subordinated Debt is by its terms subordinated to trade creditors.

     Upon any distribution of the assets of J.P. Morgan upon dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan will be entitled to receive payment in full of principal, premium, if any, and interest before any payment may be made on the Junior Subordinated Debt Securities. By reason of such subordination, in the event of a bankruptcy or insolvency of J.P. Morgan, holders of Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations of J.P. Morgan may receive more, ratably, and holders of the Junior Subordinated Debt Securities may receive less, ratably, than the other creditors of J.P. Morgan. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debt Securities. The Indenture does not limit the amount of Senior Indebtedness, Subordinated Indebtedness or Derivative Obligations J.P. Morgan may incur.

     Senior Indebtedness of J.P. Morgan is defined as the principal of, premium, if any, and interest on (a) all Debt of J.P. Morgan, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such Debt as is by its terms expressly stated to be not superior in right of payment to the Junior Subordinated Debt Securities or to rank pari passu with the Junior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not be deemed to include (i) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; (ii) Debt which constitutes Subordinated Indebtedness and (iii) any other debt securities issued pursuant to the Indenture.

     "Subordinated Indebtedness" is defined as the principal of, premium, if any, and interest, on Debt, whether outstanding on the date of the execution of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of J.P. Morgan (other than the Junior Subordinated Debt Securities).

     The term "Debt" as used in the foregoing definitions shall mean any obligation of, or any obligation guaranteed by, J.P. Morgan for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets (but shall not include trade accounts payable or accrued liabilities arising in the ordinary course of business). The term "pari passu" as used herein shall mean ranking equally in right of payment in the event of J.P. Morgan's bankruptcy. (Section 1.1)

     "Derivative Obligations" of J.P. Morgan are defined in the Indenture as obligations of J.P. Morgan to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness, Subordinated Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to the Junior Subordinated Debt Securities or to rank pari passu with the Junior Subordinated Debt Securities. For purposes of this definition, "claim" has the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy code of 1978, as amended and in effect on the date of the Indenture. (Section 1.1)

     The Prospectus Supplement will set forth the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of such debt securities would be senior to the Junior Subordinated Debt Securities and any limitation on the issuance of such additional senior indebtedness.

     Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness and Subordinated Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the Junior Subordinated Debt Securities, as the case may be, and in particular, the Junior Subordinated Debt Securities shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of the Company to a subsidiary of the Company.

EVENTS OF DEFAULT, WAIVER, NOTICE

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

          (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

          (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

          (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or

          (d) certain events in bankruptcy, insolvency or reorganization of the Company.

In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of such series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01(b))

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of such series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01(b) and 6.01(c))

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of a series may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest on Junior Subordinated Securities of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities of such series. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d))

     If a series of Junior Subordinated Debt Securities is issued to a JPM Trust in connection with the issuance of Trust Securities of such JPM Trust, then, under the applicable Declaration, an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

MODIFICATION OF THE INDENTURES; WAIVER OF COMPLIANCE

     The Indenture contains provisions permitting J.P. Morgan and the Trustee, with the consent of the holders of not less than a majority in principal amount of the respective Junior Subordinated Debt Securities of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the respective Junior Subordinated Debt Securities, or waive compliance by J.P. Morgan with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of any respective Junior Subordinated Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce the portion of the principal amount of an original issue discount Junior Subordinated Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Junior Subordinated Debt Security, or impair or affect the right of a holder to institute suit for the payment thereof or, if the Junior Subordinated Debt Securities provide therefor, any right of repayment at the option of the holder of a Junior Subordinated Debt Security, without the consent of the holder of each respective Junior Subordinated Debt Security so affected or (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each Junior Subordinated Debt Security so affected. (Sections 8.2 and 8.6)

     In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent or vote of (1) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior

Subordinated Debentures or (2) each holder of Junior Subordinated Debentures, the Property Trustee may only give such consent or vote, in the case of clause
(1), at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities or, in the case of clause (2), as directed by each holder of Trust Securities; and, provided further, however, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     The Indenture also permits J.P. Morgan and the Trustee to amend such Indenture in certain circumstances without the consent of the holders of Junior Subordinated Debt Securities to evidence the merger of J.P. Morgan, the replacement of the Trustee, to effect modifications which do not affect any series of Junior Subordinated Debt Security already outstanding, and for certain other purposes. (Section 8.1)

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

     J.P. Morgan may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless either J.P. Morgan shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the Junior Subordinated Debt Securities and the performance and observance of all the covenants and conditions of the Indenture binding upon J.P. Morgan, and J.P. Morgan or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Nine)

BOOK ENTRY AND SETTLEMENT

     If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 12.8)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

     First Trust of New York, National Association is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, the Clinton Administration proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department (the "Democrat Letters"), which concurred with the view expressed in the Joint Statement. No such Congressional action has yet occurred. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give the Company the right to cause an early redemption.

                                 ERISA MATTERS

     The Company and certain affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Junior Subordinated Debt Securities and the JPM Trusts may sell the Preferred Securities being offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers and (iv) directly to purchasers. Any such persons may be customers of, engage in transactions with, or perform services for, J.P. Morgan in the ordinary course of business.

     Offered Securities may be offered and sold through agents designated by J.P. Morgan from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by J.P. Morgan to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the Offered Securities so offered and sold. Agents may be entitled under agreements which may be entered into with J.P. Morgan to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     If an underwriter or underwriters are utilized in the sale of the Offered Securities, J.P. Morgan will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters will acquire Offered Securities for their own account and may resell such Offered Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby. If any underwriter or underwriters are utilized in the sale of the Offered Securities, the underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, J.P. Morgan will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of the Offered Securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with J.P. Morgan, to indemnification by J.P. Morgan against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by J.P. Morgan and sales thereof may be made by J.P. Morgan directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, J.P. Morgan will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from J.P. Morgan at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount no less than, and, unless J.P. Morgan otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of J.P. Morgan.

     Contracts will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by J.P. Morgan.

     The place and time of delivery of the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

     This Prospectus and related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

     The offer and sale of the Offered Securities by an affiliate of J.P. Morgan will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. Accordingly, an affiliate of J.P. Morgan that is a member of the NASD may participate in a public offering and sale of Offered Securities if the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization. In addition, an affiliate of J.P. Morgan that is a member of the NASD may participate in any public offering and sale of the Offered Securities if the price at which an equity issue is distributed to the public is no higher or the yield at which a debt issue is distributed to the public is no lower than that recommended by a "qualified independent underwriter" (determined to be so qualified by the NASD prior to commencement of such offering), in each case in compliance with the provisions of Rule 2720 of the Conduct Rules.

     Each NASD member participating in offers and sales of the Offered Securities will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of the member's customer.

     Certain of the underwrites or agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities and certain other matters will be passed upon for the Company by Gene A. Capello, Vice President and Assistant General Counsel of J.P. Morgan, and for the agents or underwriters, if any, by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

     The audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (included in J.P. Morgan's Annual Report to Stockholders) are incorporated by reference in this Prospectus in reliance upon the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Securities and Exchange Commission Registration Fee.........  $      0
Legal Fees and Expenses.....................................    35,000*
Accounting Fees and Expenses................................    10,000
Trustee's Fees and Expenses (including counsel fees)........     5,000*
Rating Agency Fees..........................................     2,500
Printing and Engraving Fees.................................    20,000*
Miscellaneous...............................................     2,500*
                                                              --------
Total.......................................................  $ 75,000*
                                                              ========

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification to which those seeking indemnification or advancement of expenses may be entitled pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.


     The Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, the Registrant's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

     The Registrant's By-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

                                 EXHIBIT INDEX


 3     --   Restated Certificate of Incorporation of J.P. Morgan Chase &
            Co. (incorporated by reference to Exhibit 3.5 to
            Post-Effective Amendment No. 1 to the Registration Statement
            on Form S-3 (File No. 333-94393) of J.P. Morgan Chase &
            Co.).+
 4.1   --   Form of Junior Subordinated Debt Indenture.*
 4.2   --   Declaration of Trust of JPM Capital Trust I.*
 4.3   --   Certificate of Trust of JPM Capital Trust I.*
 4.4   --   Declaration of Trust of JPM Capital Trust II.*
 4.5   --   Certificate of Trust of JPM Capital Trust II.*
 4.6   --   Form of Amended and Restated Declaration of Trust.*
 4.7   --   Form of Preferred Security (included in Exhibit 4.6).
 4.8   --   Form of Supplemental Indenture for use in connection with
            issuances of Junior Subordinated Debt Securities and
            Preferred Securities.*
 4.9   --   Form of Junior Subordinated Debt Security (included in
            Exhibit 4.8).
 4.10  --   Form of Guarantee with respect to Preferred Securities of
            JPM Capital Trust I.*
 4.11  --   Form of Guarantee with respect to Preferred Securities of
            JPM Capital Trust II.*
 5.1   --   Opinion of Neila B. Radin.*
 5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell, Delaware
            counsel.*
12.1   --   Computation of Ratios of Earnings to Fixed Charges for
            Period Ended December 31, 2000 (incorporated by reference to
            Exhibit 12.1 to Annual Report on Form 10-K for the Year
            Ended December 31, 2000 of J.P. Morgan Chase & Co. (File No.
            1-5805)).+
12.2   --   Computation of Ratios of Earnings to Fixed Charges and
            Preferred Stock Dividend Requirements for Period Ended
            December 31, 2000 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the Year Ended December
            31, 2000 of J.P. Morgan Chase & Co. (File No. 1-5805)).+
23.1   --   Consent of PricewaterhouseCoopers LLP.
23.2   --   Consent of Neila B. Radin (included in Exhibit 5.1).
23.3   --   Consent of Morris, Nichols, Arsht & Tunnell (included in
            Exhibit 5.2).
24.1   --   Powers of Attorney.
25.1   --   Statement of Eligibility of Property Trustee on Form T-1.*


---------------
+ Incorporated by Reference.


*Previously filed.

ITEM 17.  UNDERTAKING.


     The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of J.P. Morgan Chase & Co.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     The Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by J.P. Morgan Chase pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THIS 30TH DAY OF APRIL, 2001.



                                          J.P. MORGAN CHASE & CO.


                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                Anthony J. Horan, Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


                         SIGNATURE                                            TITLE
                         ---------                                            -----
                                                                      Chairman and Director
  --------------------------------------------------------
                  (Douglas A. Warner III)

                             *                               President, Chief Executive Officer, and
  --------------------------------------------------------    Director (Principal Executive Officer)
                 (William B. Harrison, Jr.)

                             *                                               Director
  --------------------------------------------------------
                     (Hans W. Becherer)

                                                                             Director
  --------------------------------------------------------
                     (Riley P. Bechtel)

                             *                                               Director
  --------------------------------------------------------
                  (Frank A. Bennack, Jr.)

                                                                             Director
  --------------------------------------------------------
                   (Lawrence A. Bossidy)

                             *                                               Director
  --------------------------------------------------------
                     (M. Anthony Burns)

                             *                                               Director
  --------------------------------------------------------
                    (H. Laurance Fuller)

                                                                             Director
  --------------------------------------------------------
                     (Ellen V. Futter)

                             *                                               Director
  --------------------------------------------------------
                   (William H. Gray III)

                             *                                               Director
  --------------------------------------------------------
                     (Helene L. Kaplan)

                                                                             Director
  --------------------------------------------------------
                      (Lee R. Raymond)

                             *                                               Director
  --------------------------------------------------------
                     (John R. Stafford)

                                                                             Director
  --------------------------------------------------------
                      (Lloyd D. Ward)

                         SIGNATURE                                            TITLE
                         ---------                                            -----

                             *                                               Director
  --------------------------------------------------------
                   (Marina v. N. Whitman)

                             *                               Vice Chairman, Finance, Risk Management
  --------------------------------------------------------   and Administration (Principal Financial
                     (Marc J. Shapiro)                                       Officer)

                             *                               Executive Vice President and Controller
  --------------------------------------------------------        (Principal Accounting Officer)
                    (Joseph L. Sclafani)


---------------

* Anthony J. Horan hereby signs this Amendment to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on April 30, 2001, pursuant to a power of attorney previously filed.


                                          By      /s/ ANTHONY J. HORAN

                                            ------------------------------------
                                                      Anthony J. Horan
                                                         Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, JPM CAPITAL TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THIS 30th DAY OF APRIL, 2001.



                                          J.P. MORGAN CAPITAL TRUST I
                                          By J.P. Morgan Chase & Co., as Sponsor

                                          By      /s/ ANTHONY J. HORAN

                                            ------------------------------------
                                                      Anthony J. Horan
                                                         Secretary



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, JPM CAPITAL TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THIS 30th DAY OF APRIL, 2001.



                                          J.P. MORGAN CAPITAL TRUST II
                                          By J.P. Morgan Chase & Co., as Sponsor

                                          By      /s/ ANTHONY J. HORAN

                                            ------------------------------------
                                                      Anthony J. Horan
                                                         Secretary

                                 EXHIBIT INDEX



 3     --   Restated Certificate of Incorporation of J.P. Morgan Chase &
            Co. (incorporated by reference to Exhibit 3.5 to
            Post-Effective Amendment No. 1 to the Registration Statement
            on Form S-3 (File No. 333-94393) of J.P. Morgan Chase &
            Co.).+
 4.1   --   Form of Junior Subordinated Debt Indenture.*
 4.2   --   Declaration of Trust of JPM Capital Trust I.*
 4.3   --   Certificate of Trust of JPM Capital Trust I.*
 4.4   --   Declaration of Trust of JPM Capital Trust II.*
 4.5   --   Certificate of Trust of JPM Capital Trust II.*
 4.6   --   Form of Amended and Restated Declaration of Trust.*
 4.7   --   Form of Preferred Security (included in Exhibit 4.6).
 4.8   --   Form of Supplemental Indenture for use in connection with
            issuances of Junior Subordinated Debt Securities and
            Preferred Securities.*
 4.9   --   Form of Junior Subordinated Debt Security (included in
            Exhibit 4.8).
 4.10  --   Form of Guarantee with respect to Preferred Securities of
            JPM Capital Trust I.*
 4.11  --   Form of Guarantee with respect to Preferred Securities of
            JPM Capital Trust II.*
 5.1   --   Opinion of Neila B. Radin.*
 5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell, Delaware
            counsel.*
12.1   --   Computation of Ratios of Earnings to Fixed Charges for
            Period Ended December 31, 2000 (incorporated by reference to
            Exhibit 12.1 to Annual Report on Form 10-K for the Year
            Ended December 31, 2000 of J.P. Morgan Chase & Co. (File No.
            1-5805)).+
12.2   --   Computation of Ratios of Earnings to Fixed Charges and
            Preferred Stock Dividend Requirements for Period Ended
            December 31, 2000 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the Year Ended December
            31, 2000 of J.P. Morgan Chase & Co. (File No. 1-5805)).+
23.1   --   Consent of PricewaterhouseCoopers LLP.
23.2   --   Consent of Neila B. Radin (included in Exhibit 5.1).
23.3   --   Consent of Morris, Nichols, Arsht & Tunnell (included in
            Exhibit 5.2).
24.1   --   Powers of Attorney.
25.1   --   Statement of Eligibility of Property Trustee on Form T-1.*


---------------
+ Incorporated by Reference.


* Previously filed.